Exhibit 4.1

AUTHORIZED OFFICERS’ CERTIFICATE

In connection with the issuance by RELX Capital Inc. (the “Company”) of $500,000,000 aggregate principal amount of 4.750% Notes due 2032 (the “Notes”), each of the undersigned, Scott W. Leibold, President of the Company, and Lynn M. Formica, Treasurer of the Company (each, an “Authorized Officer”), hereby certifies on this 20th day of May 2022 that he or she is duly authorized to, and does hereby, deliver this certificate to The Bank of New York Mellon, as trustee, principal paying agent and securities registrar (“Trustee”), pursuant to Sections 301 and 303 of the Indenture, dated as of May 9, 1995, among the Company, RELX PLC and the Trustee, as previously amended and supplemented (the “Indenture”); that attached hereto as Exhibit A is a true and complete copy of the form of the global notes representing the Notes; and that, pursuant to resolutions adopted by the Directors of the Company granting them such authority, they have authorized the issue and sale of the Notes by the Company, and, in connection with such issue, have determined, approved or appointed, as the case may be, the following:

1.          Notes.  Pursuant to the Indenture, the Company is authorized to issue $500,000,000 aggregate principal amount of Debt Securities, and pursuant to Section 301 of the Indenture, it is hereby determined that such Debt Securities shall have the following terms:

(a)          Such Debt Securities shall be known as the “4.750% Notes due 2032” of the Company.

(b)          The aggregate principal amount of the Notes which shall be authenticated and delivered under the Indenture shall initially be five hundred million U.S. dollars ($500,000,000).

(c)          The original issue date for the Notes shall be May 20, 2022.

(d)          The principal of the Notes shall be due and payable in full on May 20, 2032.

(e)          The Notes shall bear interest at a rate of 4.750% per annum from May 20, 2022. The amount of interest payable on the Notes will be calculated on the basis of a 360-day year of twelve 30-day months. Interest shall be payable semi-annually in arrears on May 20 and November 20 of each year, commencing on November 20, 2022, and on the maturity date. If the date on which a payment of interest or principal on the Notes is scheduled to be paid is not a Business Day, then that interest or principal will be paid on the next succeeding Business Day but no further interest will be paid in respect of the delay in such payment.

(f)          The Regular Record Date for the Notes shall be May 5 and November 5 of each year (whether or not a Business Day).

(g)          The Notes shall initially be offered and sold to the public at a price of 99.121% of the principal amount thereof, and the proceeds to the Company from the sale of the Notes after underwriting discounts and commissions and before expenses shall be 98.671% of the principal amount thereof.

(h)          Prior to February 20, 2032 (the “Par Call Date”), the Notes may be redeemed, in whole or in part, at the option of the Company, at any time or from time to time, on notice given not more than 60 days nor less than 10 days prior to the Redemption Date at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

(i) 100% of the principal amount of the Notes being redeemed; and

(ii) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less (b) interest accrued to the Redemption Date;

plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date (subject to the rights of the Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

On or after the Par Call Date, the Notes may be redeemed, in whole or in part, at the option of the Company, at any time or from time to time, on notice given not more than 60 days nor less than 10 days prior to the Redemption Date, at a Redemption Price equal to 100% of the principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date (subject to the rights of the Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

2.          General Provisions Applicable to the Notes.

(a)          The Notes will constitute senior unsecured debt obligations of the Company and will rank equally with all of the existing and future senior, unsecured and unsubordinated debt of the Company.

(b)          Section 1108 of the Indenture is applicable to the Notes on the terms described in this Section 2(b). The Notes may be redeemed, at the option of the Company in whole, but not in part, at 100% of the principal amount, together with accrued and unpaid interest, if any, to, but excluding, the Redemption Date (subject to the rights of the Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date) if, as a result of any change in, or amendment to, the laws, regulations, rulings or treaties of a Relevant Taxing Jurisdiction or any change in official position regarding application or interpretation of those laws, regulations, rulings or treaties (including a holding by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after May 20, 2022 (or if a jurisdiction becomes a Relevant Taxing Jurisdiction after such date, the date on which such jurisdiction became a Relevant Taxing Jurisdiction under the Indenture), the Company or the Guarantor, as the case may be, would, on the occasion of the next payment of principal or interest in respect of the Notes, be obligated, in making that payment, to pay additional amounts under the Indenture and such obligation cannot be avoided by the Company or the Guarantor, individually or together, taking reasonable measures available to them. The Notes may also be redeemed, at the option of the Company in whole, but not in part, at a Redemption Price equal to the greater of:

(i) 100% of the principal amount of the Notes being redeemed; and

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(ii) (a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming the Notes matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less (b) interest accrued to the Redemption Date;

plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date (subject to the rights of the Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date);

if, as a result of any change in, or amendment to, the U.S. Internal Revenue Code of 1986, as amended, or any of its regulations, rulings or official interpretations, which change or amendment is enacted or adopted and becomes effective on or after May 20, 2022, the deductibility of interest payments on the Notes or the timing thereof would be affected in any manner which is then adverse to the Company and that effect cannot be avoided by the Company or the Guarantor, individually or together, taking reasonable measures available to them.

Prior to the giving of any notice of redemption of any Notes pursuant to the above two paragraphs, the Company shall deliver to the Trustee an Opinion of Counsel to the Company and the Guarantor stating that the Company is entitled to effect such redemption, together with an Officer’s Certificate of the Company and the Guarantor setting forth a statement of facts showing that the conditions precedent, if any, to the right to redeem have occurred.

(c)          The Notes shall be substantially in the forms which have been presented to the Authorized Officers executing this Officers’ Certificate, copies of which forms will be filed with this Officers’ Certificate in the records of the Company and copies of which shall be attached to this certificate and delivered to the Trustee.

(d)          The Notes will be issued as fully-registered Global Securities in the form attached hereto as Exhibit A which will be deposited with The Bank of New York Mellon on behalf of The Depository Trust Company (“DTC”) and registered in the name of Cede & Co., as nominee of DTC or such other name as may be requested by an authorized representative of DTC. The Global Securities shall bear the legend appearing on the form attached hereto as Exhibit A.

(e)          There shall be no sinking fund provided for the Notes.

(f)          The Notes shall be issuable only in denominations of $1,000 and integral multiples of $1,000 in excess thereof.

(g)          The Trustee shall act as Securities Registrar and Principal Paying Agent with respect to the Notes.

(h)          Notices to Holders of the Notes in global form shall be given to DTC in accordance with its procedures in effect at the time of any such notice.

(i)          Except as stated herein, the Notes do not contain any provisions granting special rights to the Holders thereof.

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(j)          No portion of the Notes is convertible into common stock or preferred stock.

(k)          No recourse shall be had for the payment of the principal of (or premium, if any) or interest, if any, or additional amounts payable under the Indenture, if any, on the Notes or the Indenture, or any part thereof, or for any claim based thereon or otherwise in respect thereof, or of the indebtedness represented thereby, or upon any obligation, covenant or agreement under the Notes or the Indenture, against, and no personal liability whatsoever shall attach to, or be incurred by, any incorporator, shareholder, officer or director, as such, past, present or future, of (i) the Company, (ii) the Guarantor, or (iii) any predecessor or successor corporation (either directly or through the Company or a predecessor or successor corporation), whether by virtue of any constitutional provision, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise.  Each Holder by accepting a Note waives and releases all such liability.  Such waiver and release are part of the consideration for the issuance of the Notes.

(l)          Section 1008 of the Indenture is applicable to the Notes.

(m)          The Notes may not be redeemed except as provided in Sections 1(h), 2(b) and 2(n) herein.

(n)          Section 1009 of the Indenture is applicable to the Notes on the terms described in this Section 2(n). If a Change of Control Triggering Event occurs, unless the Company has delivered notice of redemption in respect of the Notes, the Company shall be required to make an offer to repurchase all, or, at the option of a Holder, any part (equal to $1,000 and integral multiples of $1,000 in excess thereof), of each Holder’s Notes pursuant to the offer described below (the “Change of Control Offer”), on the terms set forth in the Notes. In the Change of Control Offer, the Company shall offer payment in cash equal to 101% of the principal amount of the Notes repurchased plus accrued and unpaid interest, if any, on such Notes repurchased, to, but excluding, the date of repurchase (subject to the rights of the Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date), referred to as the “Change of Control Payment.”  The Company shall provide the Trustee with written notification upon the occurrence of any Change of Control Triggering Event.

Within 30 days following any Change of Control Triggering Event or, at the option of the Company, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control Triggering Event, the Company shall give written or electronic notice to the Holders, with a copy to the Trustee, describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Notes on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is given, referred to as the “Change of Control Payment Date”, pursuant to the procedures required by the Notes and described in such notice.

The notice shall, if given prior to the date of consummation of the Change of Control Triggering Event, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

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On the Business Day immediately preceding the Change of Control Payment Date, the Company shall, to the extent lawful, deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered.

On the Change of Control Payment Date, the Company shall, to the extent lawful:

(1)	accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer on the Change of Control Payment Date; and

(2)
deliver or cause to be delivered to the Trustee the Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by the Company.

The Company shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Notes properly tendered and not withdrawn under its offer.

If 80% or more in nominal amount of the Notes then outstanding have been redeemed or purchased pursuant to a Change of Control Offer, the Company may, on not less than 30 or more than 60 days’ notice to the Holders of the Notes given within 30 days after the Change of Control Payment Date, redeem or purchase (or procure the purchase of), at its option, the remaining Notes in their entirety at 101% of their principal amount plus interest accrued to, but excluding, the date of such redemption or purchase (subject to the rights of the Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

(o)          Notice of redemption shall be given not later than the tenth day and not earlier than the sixtieth day (or, in the case of a redemption following a Change of Control Offer as described in Section 2(n) herein, not later than the thirtieth day and not earlier than the sixtieth day) prior to the Redemption Date to each Holder of the Notes to be redeemed, except that redemption notices may be mailed (or delivered electronically) more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture. The Company may provide in such notice that payment of the Redemption Price and performance of the Company’s obligations with respect to such redemption may be performed by another Person.

(p)          The Company may, without giving notice to or seeking the consent of any of the Holders of the Notes, create and issue additional Debt Securities having the same interest rate, maturity and other terms (except for the issue date, the public offering price and the first Interest Payment Date) as, and ranking equally and ratably with, the Notes. Any additional Debt Securities having such similar terms, together with the Notes, will constitute a single series of Debt Securities under the Indenture, including for purposes of voting and redemptions, and any additional Debt Securities issued as part of the same series as the Notes will either be fungible with the Notes for United States federal income tax purposes or be issued under a separate CUSIP number.

3.          Suspended Provisions of the Indenture.

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(a)          The definition of “Business Day” in Section 101 of the Indenture is suspended in its entirety and replaced with the following:

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York City or London are authorized or obligated by law, regulation or executive order to close.

(b)          The definition of “Change of Control” in Section 101 of the Indenture is suspended in its entirety and replaced with the following:

“Change of Control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) acquires shares in the Guarantor to which attach more than 50% of the voting rights attaching to the issued share capital of the Guarantor; provided that a Change of Control shall be deemed not to have occurred if a new holding company acquires the entire issued share capital of the Guarantor and (A) such holding company has substantially the same shareholders as the Guarantor and those shareholders acquired the shares or economic interests in the holding company in substantially the same proportion as they hold shares or economic interests in the Guarantor prior to the holding company so acquiring the share capital of the Guarantor and (B) the Guarantor is a wholly owned (directly or indirectly) subsidiary of such holding company; or (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the assets of the subsidiaries and joint ventures of the Guarantor, taken as a whole, to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) (other than an affiliate of the Guarantor).”

(c)          The definition of “Component Company” in Section 101 of the Indenture is suspended in its entirety and replaced with the following:

“Component Company” means any one of RELX PLC and its direct and indirect subsidiaries (or the successor to any of those companies).

(d)          The definition of “Indebtedness” in Section 101 of the Indenture is suspended in its entirety and replaced with the following:

“Indebtedness” with respect to any Person means (1) any obligation of such Person for borrowed money, (2) any obligation incurred for all or any part of the purchase price of Property or for the cost of Property constructed or of improvements on the Property, other than accounts payable included in current liabilities and incurred in respect of Property purchased in the ordinary course of business, (3) any obligation under capitalized leases (as determined in accordance with International Financial Reporting Standards, as in effect immediately prior to the adoption of IFRS 16—“Leases”) of such Person and (4) any direct or indirect guarantees of such Person of any obligation of the type described in the preceding clauses (1), (2) or (3) of any other Person.

(e)          The definition of “Moody’s” in Section 101 of the Indenture is suspended in its entirety and replaced with the following:

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“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

(f)          The definition of “Rating Event” in Section 101 of the Indenture is suspended in its entirety and replaced with the following:

“Rating Event” means the rating on the Notes is lowered by each of the Rating Agencies and the Notes are rated below an Investment Grade Rating by each of the Rating Agencies on any day during the period commencing 60 days prior to the first public announcement of any Change of Control and ending 60 days following the consummation of such Change of Control (which 60-day period shall be extended following consummation of a Change of Control for so long as the rating of the Notes is under publicly announced consideration for a possible downgrade by any Rating Agencies); provided, however, that a Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if such Rating Agency making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event).

(g)          The definition of “S&P” in Section 101 of the Indenture is suspended in its entirety and replaced with the following:

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

(h)          The first parenthetical in Section 805 of the Indenture is suspended in its entirety and replaced with the following:

(other than a sale and leaseback transaction involving any property acquired after May 20, 2022)

4.          Approval of Documents. The undersigned hereby approves the form, terms and provisions of the Underwriting Agreement, among the Company, RELX PLC, as Guarantor, and BofA Securities Inc., Citigroup Global Markets Inc., RBC Capital Markets, LLC and SMBC Nikko Securities America, Inc., as Representatives of the several Underwriters named in Schedule 1 thereto, the form of which is attached hereto as Exhibit B.

5.          Definitions.  The following terms shall have the meaning indicated below for purposes of this Officers’ Certificate relating to the Notes.  Terms used and not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

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“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable.  If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time.  In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

6.           Inconsistent Provisions. To the extent any provisions of the Notes set forth in this Officers’ Certificate or the Global Securities representing the Notes are inconsistent with the provisions of the Indenture, the provisions of the Notes shall supersede such provisions of the Indenture with respect to the Notes (but not any other series of Debt Securities).

[Signature Page Follows]

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IN WITNESS WHEREOF, the undersigned have executed this Officers’ Certificate and caused it to be delivered as of the date set forth above.

by
/s/ Scott W. Leibold
Name:	Scott W. Leibold
Title:	President

by
/s/ Lynn M. Formica
Name:	Lynn M. Formica
Title:	Treasurer

Signature Page to Authorized Officers’ Certificate

Exhibit A

Form of Global Security

THIS DEBT SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE THEREOF.  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF THE DEPOSITARY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE OR TO THE DEPOSITARY BY A NOMINEE OF THE DEPOSITARY AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO., OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

RELX Capital Inc.
4.750% Notes due 2032

Principal Amount	No. 1
$500,000,000	ISIN: US74949LAE20
CUSIP: 74949L AE2

RELX Capital Inc., a corporation incorporated under the laws of the state of Delaware (herein called the “Company,” which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay Cede & Co., or its registered assigns, the principal sum of $500,000,000 (five hundred million dollars), as revised by the Schedule of Increases and Decreases in Global Security attached hereto, on May 20, 2032 (the “Stated Maturity”), and to pay interest thereon from the most recent Interest Payment Date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from May 20, 2022, payable semi-annually in arrears on May 20 and November 20 of each year (each an “Interest Payment Date”), commencing on November 20, 2022, and at Maturity, at the rate of 4.750% per annum, until the principal hereof is paid or duly provided for.  Each payment of interest in respect of an Interest Payment Date shall include interest accrued through the day prior to such Interest Payment Date.  The interest, if any, on this Debt Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name this Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest payment, which shall be May 5 or November 5 (whether or not a Business Day) immediately preceding such Interest Payment Date, at the office or agency of the Company maintained for such purpose in The City of New York, New York.

The amount of interest payable on this Debt Security will be calculated on the basis of a 360-day year of twelve 30-day months. If the date on which a payment of interest or principal on this Debt Security is scheduled to be paid is not a Business Day, then that interest or principal will be paid on the next succeeding Business Day but no further interest will be paid in respect of the delay in such payment.

Except as otherwise provided in the Indenture, any such interest which is due and payable, but is not punctually paid or duly provided for, on any Interest Payment Date (the “Defaulted Interest”) shall cease to be payable to the registered Holder on the relevant Regular Record Date, and the Defaulted Interest may be paid by the Company as follows.  The Company may elect to make payment of any Defaulted Interest to the Persons in whose names this Debt Security (or the respective Predecessor Security) is registered at the close of business on the Special Record Date.  The Company shall notify the Trustee in writing at least 30 days prior to the date of the proposed payment of the amount of Defaulted Interest proposed to be paid on this Debt Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment.  Then the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be no more than 15 days and not less than 10 days prior to the date of the proposed payment.  The Trustee shall promptly notify the Company and the Paying Agent of the Special Record Date and shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date to be mailed to each Holder of this Debt Security at the address as it appears in the Securities Register no less than seven days prior to such Special Record Date.

If any Interest Payment Date, Redemption Date or Stated Maturity of this Debt Security shall not be a Business Day at any Place of Payment, then payment of principal of (and premium, if any) and interest, if any, with respect to this Debt Security need not be made at such Place of Payment on such date, but may be made on the succeeding Business Day at the Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity; provided that no interest shall accrue for the period from and after the Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

Payment of the principal of (and premium, if any) and interest on this Debt Security at Maturity shall be made upon presentation of this Debt Security at the office or agency of the Company.  Payment of the principal of (and premium, if any) and interest on this Debt Security shall be payable in immediately available funds; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register or by transfer to a bank account maintained by the payee.  Payment of the principal of (and premium, if any) and interest, if any, on this Debt Security, as aforesaid, shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Interest payable on any Interest Payment Date will (if this Debt Security is a Global Security) be paid to DTC with respect to the portion of this Debt Security held for its account by Cede & Co. or a successor depositary, as the case may be, for the purpose of permitting such party to credit the interest received by it in respect of this Debt Security to the accounts of the beneficial owners hereof.

This Debt Security is one of a duly authorized issue of senior debt securities of the Company known as the Company’s 4.750% Notes due 2032, initially in the aggregate principal amount of $500,000,000 (herein called the “Debt Securities”), issued under an Indenture dated as of May 9, 1995 (such Indenture as originally executed and delivered and hereafter supplemented or amended by Supplemental Indenture No. 1, dated as of March 6, 1998, Supplemental Indenture No. 2, dated as of June 3, 1998, the Third Supplemental Indenture, dated as of February 21, 2001, the Fourth Supplemental Indenture, dated as of July 31, 2001, the Fifth Supplemental Indenture, dated as of January 16, 2009, the Sixth Supplemental Indenture, dated as of May 12, 2015, the Seventh Supplemental Indenture, dated as of April 30, 2018, and the Eighth Supplemental Indenture, dated as of September 8, 2018, together with the Board Resolutions adopted on May 9, 2022 authorizing the issuance of this Debt Security and the Officers’ Certificate, dated May 20, 2022, setting forth certain terms of this Debt Security and delivered to the Trustee by the Company pursuant to Section 301 of such Indenture, being herein called the “Indenture”) among the Company, RELX PLC, as Guarantor, The Bank of New York Mellon, as trustee, principal paying agent and securities registrar (herein called the “Trustee,” which term includes any other successor trustees under the Indenture), to which Indenture, all indentures supplemental thereto and all Board Resolutions and Officers’ Certificates relating thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Debt Securities and of the terms upon which the Debt Securities are, and are to be, authenticated and delivered.  This Debt Security is subject to additional issuances as the Company may determine or as provided for in the Indenture.  The acceptance of this Debt Security shall be deemed to constitute the consent and agreement of the Holder hereof to all of the terms and provisions of the Indenture.

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If an Event of Default with respect to this Debt Security shall occur and be continuing, the principal of this Debt Security may be declared due and payable in the manner and with the effect provided in the Indenture.

This Debt Security does not have the benefit of any sinking fund obligations.

The Company’s obligations under this Debt Security and under the covenants provided in the Indenture are subject to discharge as provided in the Indenture.

Reference is made to the further provisions of this Debt Security set forth on the reverse hereof, which provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Principal Paying Agent by manual or facsimile signature, this Debt Security and the Guarantee set forth hereon shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

All capitalized terms used in this Debt Security which are not defined herein shall have the meanings assigned to them in the Indenture.

3

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

RELX CAPITAL INC.

By:
Name:
Title:

Attested:
Name:
Title:

Signature Page to the 2032 Global Note No. 1

This is one of the Debt Securities of the series designated in, and issued under, the Indenture described herein.

Dated: May 20, 2022

THE BANK OF NEW YORK MELLON, as Trustee

By:
Authorized Officer

Signature Page to the 2032 Global Note No. 1

Reverse of Note
RELX Capital Inc.
4.750% Note due 2032

Payment of Additional Amounts

All payments of principal, premium (if any) and interest in respect of this Debt Security or the Guarantee will be made free and clear of, and without withholding or deduction for, any taxes, assessments, duties or governmental charges of whatever nature imposed, levied or collected by or within a Relevant Taxing Jurisdiction (as defined below), unless that withholding or deduction is required by law.

If withholding or deduction is required by law, then the Company or the Guarantor, as the case may be, will pay to the Holder of this Debt Security additional amounts (“Additional Amounts”) as may be necessary in order that every net payment of principal of (and premium, if any, on) and interest, if any, on this Debt Security after deduction or other withholding for or on account of any present or future tax, assessment, duty or other governmental charge of any nature whatsoever imposed, levied or collected by or on behalf of the jurisdiction under the laws of which the Company or the Guarantor, as the case may be, is organized or resident for tax purposes (or any political subdivision or taxing authority of or in that jurisdiction having power to tax), or any jurisdiction from or through which any amount is paid by the Company or the Guarantor, as the case may be (or any political subdivision or taxing authority of or in that jurisdiction having power to tax) (each a “Relevant Taxing Jurisdiction”), will not be less than the amount provided for in this Debt Security to be then due and payable; provided, however, that the Company or the Guarantor, as the case may be, will not be required to make any payment of Additional Amounts for or on account of:

(a)	any tax, assessment, duty or other governmental charge which would not have been imposed but for:

(i)
the existence of any present or former connection (other than the mere acquisition, ownership or holding of, or the receipt of payment or the exercise or enforcement of rights in respect of, this Debt Security) between the Holder of this Debt Security (or between a fiduciary, settlor, beneficiary, member of, shareholder of, or possessor of a power over that Holder, if that Holder is an estate, trust, partnership or corporation or any Person other than the Holder to which this Debt Security or any amount payable on this Debt Security is attributable for the purpose of that tax, assessment or charge) and a Relevant Taxing Jurisdiction, including, without limitation, that Holder (or fiduciary, settlor, beneficiary, member, shareholder or possessor or person other than the Holder) being or having been a citizen or resident of a Relevant Taxing Jurisdiction, or being or having been present or engaged in a trade or business in a Relevant Taxing Jurisdiction, or having or having had a permanent establishment in a Relevant Taxing Jurisdiction; or

(ii)
the presentation of this Debt Security (where presentation is required) for payment on a date more than 30 days after the date on which payment became due and payable or the date on which payment was duly provided for, whichever occurred later, except to the extent that the Holder would have been entitled to Additional Amounts on presenting this Debt Security for payment on or before the thirtieth day;

(b)	any estate, inheritance, gift, sale, transfer or personal property tax, assessment or other governmental charge of a similar nature;

(c)
any tax, assessment, duty or other governmental charge that is imposed or withheld by reason of the failure by that Holder or any other Person mentioned in (a) above to comply, after reasonable notice (at least 30 days before any such withholding would be payable), with a request of the Company or the Guarantor, as the case may be, addressed to that Holder or that other Person to provide information concerning the nationality, residence or identity of that Holder or that other Person, or to make any declaration or other similar claim or satisfy any reporting requirement, which is, in either case, required by a statute, treaty or regulation of the Relevant Taxing Jurisdiction, as a precondition to exemption from or reduction of that tax, assessment or other governmental charge;

(d)
any tax, assessment, duty or other governmental charge imposed by reason of such Holder’s past or present status as a passive foreign investment company, a controlled foreign corporation or personal holding company with respect to the United States, or as a corporation which accumulates earnings to avoid United States federal income tax;

(e)	any tax, assessment, duty or other governmental charge imposed on interest received by:

(i)
a 10% shareholder (as defined in Section 871(h)(3)(B) of the United States Internal Revenue Code of 1986, as amended (the “Code”), and the regulations that may be promulgated thereunder) of the Company;

(ii)	a controlled foreign corporation related to the Company within the meaning of Section 864(d)(4) of the Code; or

(iii)	a bank receiving interest described in Section 881(c)(3)(A) of the Code;

(f)
any Debt Security that is presented for payment by or on behalf of a resident of a member state of the European Union who would have been able to avoid any withholding or deduction by presenting the relevant Debt Security to another Paying Agent in a member state of the European Union;

(g)
any tax, assessment, duty or other governmental charge required to be withheld or deducted under Sections 1471 through 1474 of the Code (or any amended or successor version of such Sections) (“FATCA”), any regulations or other guidance thereunder, any agreement (including any intergovernmental agreement) entered into in connection therewith, or any law, regulation or other official guidance enacted in any jurisdiction implementing FATCA or an intergovernmental agreement in respect of FATCA; or

(h)	any combination of items (a) through (g) above,

nor will Additional Amounts be paid with respect to:

●	any tax, assessment, duty or other governmental charge that is payable other than by deduction or withholding from payments on this Debt Security; or

●
any payment to any Holder which is a fiduciary or a partnership or other than the sole beneficial owner of this Debt Security to the extent a beneficiary or settlor with respect to that fiduciary or a member of that partnership or the beneficial owner would not have been entitled to those Additional Amounts had it been the Holder of this Debt Security.

The Company and the Guarantor will pay any present or future stamp, court or documentary taxes, or any other excise, property or similar taxes, assessments or other charges that arise in a Relevant Taxing Jurisdiction from the execution, delivery, registration or enforcement of this Debt Security, the Guarantee or the Indenture, or any other document or instrument in relation thereto (other than a transfer of this Debt Security other than the initial resale of this Debt Security), and the Company and the Guarantor agree to indemnify the Trustee and the Holders for any such amounts paid by the Trustee and such Holders.  The foregoing obligations of this paragraph will survive any termination, defeasance or discharge of the Indenture and will apply mutatis mutandis to any jurisdiction in which any successor to the Company or the Guarantor is organized or any political subdivision or taxing authority or agency thereof or therein.

Optional Redemption

Prior to February 20, 2032 (the “Par Call Date”), this Debt Security may be redeemed, in whole or in part, at the option of the Company, at any time or from time to time, on notice given not more than 60 days nor less than 10 days prior to the Redemption Date at a Redemption Price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:

●	100% of the principal amount of this Debt Security; and

●
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming this Debt Security matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less (b) interest accrued to the Redemption Date;

plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date (subject to the rights of the Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

On or after the Par Call Date, this Debt Security may be redeemed, in whole or in part, at the option of the Company, at any time or from time to time, on notice given not more than 60 days nor less than 10 days prior to the Redemption Date, at a Redemption Price equal to 100% of the principal amount of this Debt Security to be redeemed plus accrued and unpaid interest thereon to, but excluding, the Redemption Date (subject to the rights of the Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

The Company’s actions and determinations in determining the Redemption Price shall be conclusive and binding for all purposes, absent manifest error.

If less than all of the Debt Securities are to be redeemed at any time, the Debt Securities to be redeemed will be selected in accordance with the procedures of DTC or on a pro rata basis.  No Debt Securities with a principal balance of $1,000 or less will be redeemed in part.  If any Debt Security is to be redeemed in part only, the notice of redemption that relates to that Debt Security will state the portion of the principal amount of that Debt Security that is to be redeemed.  A new Debt Security in principal amount equal to the unredeemed portion of the original Debt Security will be issued in the name of the Holder of the Debt Security upon cancellation of the original Debt Security. Debt Securities called for redemption become due on the Redemption Date. On and after such Redemption Date, interest will cease to accrue on such Debt Securities or portions of Debt Securities called for redemption unless the Company defaults in the payment of the applicable Redemption Price.

Tax Redemption

This Debt Security may be redeemed, at the option of the Company in whole, but not in part, at 100% of the principal amount, together with accrued and unpaid interest, if any, to, but excluding, the Redemption Date (subject to the rights of the Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date) if, as a result of any change in, or amendment to, the laws, regulations, rulings or treaties of a Relevant Taxing Jurisdiction or any change in official position regarding application or interpretation of those laws, regulations, rulings or treaties (including a holding by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective on or after May 20, 2022 (or if a jurisdiction becomes a Relevant Taxing Jurisdiction after such date, the date on which such jurisdiction became a Relevant Taxing Jurisdiction under the Indenture), the Company or the Guarantor, as the case may be, would, on the occasion of the next payment of principal or interest in respect of this Debt Security, be obligated, in making such payment, to pay Additional Amounts as described under the heading “Payment of Additional Amounts” above and such obligation cannot be avoided by the Company or the Guarantor, individually or together, taking reasonable measures available to them.

This Debt Security may also be redeemed, at the option of the Company in whole, but not in part, at the greater of:

●	100% of the principal amount of this Debt Security; and

●
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the Redemption Date (assuming this Debt Security matured on the Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 30 basis points less (b) interest accrued to the Redemption Date;

plus, in either case, accrued and unpaid interest thereon to, but excluding, the Redemption Date (subject to the rights of the Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date);

if, as a result of any change in, or amendment to, the Code or any of its regulations, rulings or official interpretations, which change or amendment is enacted or adopted and becomes effective on or after May 20, 2022, the deductibility of interest payments on this Debt Security or the timing thereof would be affected in any manner which is then adverse to the Company and that effect cannot be avoided by the Company or the Guarantor, individually or together, taking reasonable measures available to them.

Prior to the giving of any notice of redemption of this Debt Security pursuant to the foregoing two paragraphs, the Company shall deliver to the Trustee an Opinion of Counsel to the Company and the Guarantor stating that the Company is entitled to effect such redemption, together with an Officer’s Certificate of the Company and the Guarantor setting forth a statement of facts showing that the conditions precedent, if any, to the right to redeem have occurred.

Change of Control - Offer to Repurchase Upon Change of Control Triggering Event

If a Change of Control Triggering Event occurs, unless the Company has delivered notice of redemption in respect of this Debt Security, the Company will be required to make an offer to repurchase all, or, at the option of a Holder, any part (equal to $1,000 and integral multiples of $1,000 in excess thereof), of each Holder’s Debt Securities pursuant to the offer described below (the “Change of Control Offer”), on the terms set forth below. In the Change of Control Offer, the Company shall offer payment in cash equal to 101% of the principal amount of the Debt Securities repurchased plus accrued and unpaid interest, if any, on such Debt Securities repurchased, to, but excluding, the date of repurchase, (subject to the rights of the Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date) referred to as the “Change of Control Payment.”  The Company shall provide the Trustee with written notification upon the occurrence of any Change of Control Triggering Event.

Within 30 days following any Change of Control Triggering Event or, at the option of the Company, prior to any Change of Control, but after public announcement of the transaction that constitutes or may constitute the Change of Control Triggering Event, the Company shall give written or electronic notice to the Holders, with a copy to the Trustee, describing the transaction or transactions that constitute the Change of Control Triggering Event and offering to repurchase the Debt Securities on the date specified in the notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is given, referred to as the “Change of Control Payment Date”, pursuant to the procedures required by the Debt Securities and described in such notice.

The notice shall, if given prior to the date of consummation of the Change of Control Triggering Event, state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

On the Business Day immediately preceding the Change of Control Payment Date, the Company shall, to the extent lawful, deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Debt Securities or portions of Debt Securities properly tendered.

On the Change of Control Payment Date, the Company shall, to the extent lawful:

●	accept for payment all Debt Securities or portions of Debt Securities properly tendered pursuant to the Change of Control Offer on the Change of Control Payment Date; and

●
deliver or cause to be delivered to the Trustee the Debt Securities properly accepted together with an Officer’s Certificate stating the aggregate principal amount of Debt Securities or portions of Debt Securities being purchased by the Company.

The Company shall not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Company and such third party purchases all Debt Securities properly tendered and not withdrawn under its offer.

If 80% or more in nominal amount of the Debt Securities then outstanding have been redeemed or purchased hereunder pursuant to a Change of Control Offer, the Company may on not less than 30 or more than 60 days’ notice to the Holders given within 30 days after the Change of Control Payment Date, redeem or purchase (or procure the purchase of), at its option, the remaining Debt Securities in their entirety at 101% of their principal amount plus interest accrued to, but excluding, the date of such redemption or purchase (subject to the rights of the Holders of record on the relevant Regular Record Date to receive interest due on the relevant Interest Payment Date).

General

The Indenture permits, with certain exceptions as thereby provided, the Trustee to enter into one or more supplemental indentures for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture or of modifying in any manner the rights of the Holders of Debt Securities, in any such case, with the consent of the Holders of not less than a majority in aggregate principal amount of all Outstanding Debt Securities affected by such supplemental indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each of the Outstanding Debt Securities affected thereby, affect certain rights of such Holders as more fully described in the Indenture.

No reference herein to the Indenture and no provision of this Debt Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this Debt Security at the times, place and rate, in the coin or currency, and in the manner, herein prescribed.

These Debt Securities are issuable only in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000 in excess thereof, and in book-entry form.

Initially, The Bank of New York Mellon will be the Securities Registrar and Principal Paying Agent for this Debt Security.  The Company reserves the right at any time to remove any Paying Agent or Securities Registrar without notice, to appoint additional or other Paying Agents, other transfer agents and other Securities Registrars without notice and to approve any change in the office through which any Paying Agent, transfer agent or Securities Registrar acts.  None of the Company, the Trustee, any Paying Agent or the Securities Registrar will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in this Debt Security in global form or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee, or any agent of the Company or the Trustee, from giving effect to any written certification, proxy or other authorization furnished by any depositary, as a Holder, with respect to this Debt Security in global form or impair, as between such depositary and owners of beneficial interests in such global Debt Security, the operation of customary practices governing the exercise of the rights of such depositary (or its nominee) as Holder of such global Debt Security.

THE INDENTURE AND THE DEBT SECURITIES AND THE GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

No recourse shall be had for the payment of the principal of (or premium, if any, on), or interest, if any, on this Debt Security or the Guarantee, as the case may be, or for any claim based thereon, or upon any obligation, covenant or agreement under the Indenture or any indenture supplemental thereto, or any Debt Security, or because of any indebtedness evidenced thereby, against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or the Guarantor or of any predecessor or successor corporation of the Company or the Guarantor, either directly or indirectly through the Company or the Guarantor or any predecessor or successor corporation of the Company or the Guarantor, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise; it being expressly agreed and understood that under the Indenture, this Debt Security and the Guarantee are solely corporate obligations, and that no personal liability whatsoever shall attach to, or is incurred by, any incorporator, stockholder, officer or director, past, present or future, of the Company or the Guarantor or of any predecessor or successor corporation of the Company or the Guarantor, either directly or indirectly through the Company or the Guarantor or any predecessor or successor corporation of the Company or the Guarantor, because this Debt Security hereby authorized or under or by reason of any of the obligations, covenants or agreements contained in the Indenture or this Debt Security or the Guarantee, or to be implied herefrom or therefrom; and that all such personal liability is hereby expressly released and waived as a condition of, and as part of the consideration for, the execution of the Indenture and the issuance of the Debt Securities and the Guarantee.

Notice of redemption shall be given not later than the tenth day and not earlier than the sixtieth day (or, in the case of a redemption following a Change of Control Offer as described under the heading “Change of Control - Offer to Repurchase Upon Change of Control Triggering Event” above, not later than the thirtieth day and not earlier than the sixtieth day) prior to the Redemption Date to each Holder of this Debt Security to be redeemed, except that redemption notices may be mailed (or delivered electronically) more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of this Debt Security or a satisfaction and discharge of the Indenture.

Definitions

All capitalized terms used in this Debt Security which are not defined herein shall have the meanings assigned to them in the Indenture.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York City or London are authorized or obligated by law, regulation or executive order to close.

“Change of Control” means the occurrence of any of the following: (1) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) acquires shares in the Guarantor to which attach more than 50% of the voting rights attaching to the issued share capital of the Guarantor; provided that a Change of Control shall be deemed not to have occurred if a new holding company acquires the entire issued share capital of the Guarantor and (A) such holding company has substantially the same shareholders as the Guarantor and those shareholders acquired the shares or economic interests in the holding company in substantially the same proportion as they hold shares or economic interests in the Guarantor prior to the holding company so acquiring the share capital of the Guarantor and (B) the Guarantor is a wholly owned (directly or indirectly) subsidiary of such holding company; or (2) the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or more series of related transactions, of all or substantially all of the assets of the subsidiaries and joint ventures of the Guarantor, taken as a whole, to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act) (other than an affiliate of the Guarantor).

“Change of Control Triggering Event” means the occurrence of both a Change of Control and a Rating Event.

“Fitch” means Fitch Ratings, Ltd. and its successors.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P, BBB- (or the equivalent) by Fitch, and the equivalent investment grade credit rating from any Substitute Rating Agency or Substitute Rating Agencies selected by the Company.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agencies” means (a) each of Moody’s, S&P and Fitch; and (b) if any of the Rating Agencies ceases to rate the Debt Securities or fails to make a rating of the Debt Securities publicly available for reasons outside of the Company’s control, a Substitute Rating Agency.

“Rating Event” means the rating on the Debt Securities is lowered by each of the Rating Agencies and the Debt Securities are rated below an Investment Grade Rating by each of the Rating Agencies on any day during the period commencing 60 days prior to the first public announcement of any Change of Control and ending 60 days following the consummation of such Change of Control (which 60-day period shall be extended following consummation of a Change of Control for so long as the rating of the Debt Securities is under publicly announced consideration for a possible downgrade by any Rating Agencies); provided, however, that a Rating Event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Rating Event for purposes of the definition of Change of Control Triggering Event) if such Rating Agency making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Rating Event).

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Substitute Rating Agency” means a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act selected by the Company (as certified by a resolution of the Board of Directors of the Guarantor) as a replacement for Moody’s, S&P or Fitch, or some or all of them, as the case may be, in accordance with the definition of “Rating Agencies.”

“Treasury Rate” means, with respect to any Redemption Date, the yield determined by the Company in accordance with the following two paragraphs.

The Treasury Rate shall be determined by the Company after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third Business Day preceding the Redemption Date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) - H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities–Treasury constant maturities–Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, the Company shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the Redemption Date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields – one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life – and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the Redemption Date.

If on the third Business Day preceding the Redemption Date H.15 TCM is no longer published, the Company shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second Business Day preceding such Redemption Date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable.  If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, the Company shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, the Company shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time.  In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL SECURITY

The initial principal amount of this Global Security shall be $500,000,000. The following decreases/increases in the principal amount of this Debt Security have been made:

Date of Decrease/Increase	Decrease in Principal Amount	Increase in Principal Amount	Total Principal Amount Following such Decrease/Increase	Notation Made by or on Behalf of Trustee

GUARANTEE

FOR VALUE RECEIVED, RELX PLC, a public limited company incorporated in England (“RELX PLC” or the “Guarantor”) hereby unconditionally and irrevocably guarantees to each Holder and the Trustee due and punctual payment of the principal of (and premium, if any, on) and interest, if any, on this Debt Security (including any Additional Amounts payable in accordance with the terms of this Debt Security and the Indenture) and all other amounts due and owing under the Indenture, whether at the Stated Maturity, by declaration of acceleration, call for redemption, repayment at the option of the Holder or otherwise, in accordance with the terms of this Debt Security and of the Indenture.  In case of failure of the Company punctually to make any such payment of principal (or premium, if any) or interest, if any (including any Additional Amounts) or such other amounts, the Guarantor hereby agrees to cause any such payment to be made punctually when and as the same shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption, repayment at the option of the Holder or otherwise, and as if such payment were made by the Company.

The Guarantor hereby agrees that its obligations hereunder shall be as if it were principal debtor and not merely surety, and shall be absolute and unconditional, irrespective of the validity, regularity or enforceability of this Debt Security or the Indenture, the absence of any action to enforce the same, any waiver or consent by the Holder of this Debt Security or by the Trustee or the Paying Agent with respect to any provisions of this Debt Security or the Indenture, any release of any other guarantor, the recovery of any judgment against the Company or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of any Guarantor.  The Guarantor hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to any Debt Security and all demands whatsoever, and covenants that its Guarantee will not be discharged except by complete performance of all of the obligations of the Guarantor contained in the Indenture and this Debt Security and in the Guarantee.  If the Trustee or the Holder of any Debt Security is required by any court or otherwise to return (and does so return) to the Company or to the Guarantor, or any custodian, receiver, liquidator, trustee, sequestrator or other similar official acting in relation to the Company or the Guarantor, any amount paid to the Trustee or such Holder in respect of that Debt Security or the Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.  The Guarantor further agrees, to the fullest extent that it lawfully may do so, that, as between it, on the one hand, and the Holder of this Debt Security and the Trustee, on the other hand, the Maturity of the obligations guaranteed hereby may be accelerated as provided in Article Five of the Indenture for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition extant under any applicable Bankruptcy Law preventing such acceleration in respect of the obligations guaranteed hereby.

The Guarantee of the Guarantor constitutes a direct, unconditional, unsubordinated and (except as provided in the Indenture) unsecured obligation of the Guarantor and will rank at least equally with all other unsecured and unsubordinated obligations of the Guarantor (including unsecured and unsubordinated guarantees by the Guarantor of Indebtedness of others), subject, in the event of insolvency, to laws of general applicability relating to or affecting creditors’ rights.  The Guarantor hereby agrees that its obligations hereunder may be enforced against the Guarantor, in the event of a default in payment with respect to this Debt Security by the Company, without making prior demand upon or seeking to enforce remedies against the Company or other persons.

The Guarantor shall be subrogated to all rights of the Trustee and the Holder of this Debt Security against the Company in respect of any amounts paid to the Trustee or such Holder by the Guarantor pursuant to this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of (and premium, if any) and interest, if any, on this Debt Security shall have been paid in full.

The Holder of the Debt Security on which this Guarantee is endorsed is entitled to the further benefits relating thereto set forth in the Debt Security and the Indenture.  No reference herein to the Indenture and no provision of this Guarantee or of the Indenture shall alter or impair the Guarantee of the Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal of (and premium, if any) and interest, if any, and Additional Amounts, if any, on the Debt Security upon which this Guarantee is endorsed.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS GUARANTEE SET FORTH IN SAID DEBT SECURITY AND IN THE INDENTURE, WHICH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS IF SET FORTH AT THIS PLACE.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the within Debt Security has been authenticated by the Principal Paying Agent, directly or through an Authenticating Agent, by manual or facsimile signature of an authorized signatory.

All capitalized terms used in this Guarantee which are not defined herein shall have the meanings assigned to them in the Indenture.

IN WITNESS WHEREOF, the Guarantor has caused this instrument to be duly executed.

Dated: May 20, 2022

RELX PLC

By:
Name:	Adam Westley
Title:	Head of Secretariat

Signature Page to Guarantee to the 2032 Global Note No. 1

Exhibit B

RELX CAPITAL INC.

$500,000,000 4.750% Notes Due 2032
Guaranteed by

RELX PLC

UNDERWRITING AGREEMENT

May 17, 2022

BofA Securities, Inc.
One Bryant Park
New York, NY 10036

Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013

RBC Capital Markets, LLC
200 Vesey Street, 8th Floor
New York, NY 10281

SMBC Nikko Securities America, Inc.
277 Park Avenue
New York, NY 10172

As Representatives of the several Underwriters
     named in Schedule 1

c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, NY 10013

Dear Ladies and Gentlemen:

Each of RELX Capital Inc., a Delaware corporation (the “Issuer”), and RELX PLC, a public limited company organized under the laws of England (“RELX PLC” or the “Guarantor”), confirms its agreement with each Underwriter named in Schedule 1 hereto (the “Underwriters”) with respect to the issuance and sale by the Issuer from the date hereof of $500,000,000 in aggregate principal amount of the Issuer’s 4.750% Notes due 2032 (the “Notes”).  The Notes will be guaranteed (the “Guarantee”) by the Guarantor.  Unless the context otherwise requires, all references herein to the Notes shall include the Guarantee.

The Notes will be issued under the Indenture dated as of May 9, 1995, among, inter alios, the Issuer, the Guarantor and The Bank of New York Mellon, as successor to JPMorgan Chase Bank, N.A. (formerly The Chase Manhattan Bank, N.A.), as trustee (the “Trustee”) (as amended and supplemented, the “Indenture”).

As used herein, the term “RELX” means, collectively, RELX PLC and its subsidiaries.  Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 6 of Form F‑3 (including any amendments thereto) which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference.  Certain terms used herein are defined in Section 21 hereof.

SECTION 1.  REPRESENTATIONS AND WARRANTIES.

The Issuer and the Guarantor (on behalf of itself and on behalf of the Issuer) represent and warrant to each Underwriter as of the date hereof and as of the Closing Date (as defined herein) as follows:

(a)  General.  The Issuer and the Guarantor have prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (File No. 333-264569) on Form F-3, including a related Base Prospectus (the “Registration Statement”), for registration under the Act, of the offering and sale of the Notes.  Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing.  The Issuer may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more preliminary prospectus supplements relating to the Notes, each of which has previously been furnished to you.  The Issuer and the Guarantor will file with the Commission a final prospectus supplement relating to the Notes in accordance with Rule 424(b).  As filed, such final prospectus supplement shall contain all information required by the Act and the Rules and Regulations, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Issuer has advised you, prior to the Execution Time, will be included or made therein.  The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

(b)  Registration Statement, Final Prospectus and Indenture.  On the Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on the Effective Date, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act and the rules thereunder; and as of its date and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuer makes no representations or warranties as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with information furnished in writing to the Issuer or the Guarantor by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any amendment or supplement thereto), it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7 hereof.

(c)  Disclosure Package.  (i)  The Disclosure Package and (ii) each electronic road show that is a “written communication” within the meaning of Rule 433(d)(8)(i) (including any electronic road show identified on Schedule 4), when taken together as a whole with the Disclosure Package, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Issuer or the Guarantor by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7 hereof.

(d)  Well-Known Seasoned Issuer.  (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Issuer or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Notes in reliance on the exemption in Rule 163, and (iv) at the Execution Time (with such date being used as the determination date for purposes of this clause (iv)), the Issuer was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405.  The Issuer agrees to pay the fees, if any, required by the Commission relating to the Notes within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(e)  Ineligible Issuer.  (i)  At the earliest time after the filing of the Registration Statement that the Issuer or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Notes and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Issuer was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Issuer be considered an Ineligible Issuer.

(f)  Issuer Free Writing Prospectus and Final Term Sheet.  Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 2(c) hereto does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified.  The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Issuer or the Guarantor by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7 hereof.

(g)  Due Incorporation.  Each of the Issuer and the Guarantor is a duly incorporated and validly existing corporation under the laws of its jurisdiction of incorporation, in each case with corporate power and authority necessary to own or hold its respective properties and to conduct the business in which it is engaged as described in the Disclosure Package and the Final Prospectus.

(h)  Ownership of Issuer.  All of the issued shares of capital stock of the Issuer have been duly authorized and validly issued and are fully paid and all of such shares are beneficially owned directly or indirectly by the Guarantor.

(i)  Validity of Agreement.  Each of the Issuer and the Guarantor has the corporate power and authority necessary to execute and deliver this Agreement and perform its obligations hereunder, and this Agreement has been duly authorized, executed and delivered by the Issuer and the Guarantor and constitutes a valid and binding agreement of each of the Issuer and the Guarantor, respectively, enforceable in accordance with its terms, except as (i) rights to indemnity and contribution hereunder may be limited under applicable law, (ii) the enforceability hereof may be limited by bankruptcy, fraudulent conveyance, insolvency or other similar laws affecting creditors’ rights generally and (iii) the availability of equitable remedies may be limited by equitable principles of general applicability.

(j)  Validity of Indenture.  Each of the Issuer and the Guarantor has the corporate power and authority necessary to execute and deliver the Indenture and perform its obligations thereunder and the Indenture has been duly authorized by each of the Issuer and the Guarantor, has been duly qualified under the Trust Indenture Act and has been executed and delivered by each of the Issuer and the Guarantor and constitutes a valid and binding agreement of the Issuer and the Guarantor, enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, fraudulent conveyance, insolvency or similar laws affecting creditors’ rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

(k)  Validity of Notes and Guarantee.  The Issuer has the corporate power and authority necessary to execute and deliver the Notes and perform its obligations thereunder and the Notes have been duly authorized and, when executed and authenticated as provided in the Indenture and issued and delivered against payment therefor as provided in this Agreement, will constitute valid and binding obligations of the Issuer, entitled to the benefits of the Indenture, enforceable in accordance with their terms, except as (i) the enforceability thereof may be limited by bankruptcy, fraudulent conveyance, insolvency or similar laws affecting creditors’ rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability; and the Guarantor has corporate power and authority necessary to execute and deliver the Guarantee and perform its obligations thereunder and the Guarantee has been duly authorized and, upon execution, authentication, issuance and delivery of, and payment for the Notes with the Guarantee endorsed thereon as provided in the Indenture and in this Agreement, the Guarantee will be duly executed and delivered and will constitute valid and binding obligations of the Guarantor, entitled to the benefits of the Indenture, enforceable in accordance with its terms, except as (i) the enforceability thereof may be limited by bankruptcy, fraudulent conveyance, insolvency or similar laws affecting creditors’ rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

(l)  Status of Notes and Guarantee.  The Notes will, when duly executed, authenticated and delivered, constitute direct, unconditional and, except as provided in the Indenture or the Notes, unsecured obligations of the Issuer and will rank pari passu among themselves at least equally with all other unsecured and unsubordinated indebtedness of the Issuer, whether now or hereafter outstanding and the Guarantee will, when duly executed and delivered, constitute a direct, unconditional and, except as provided in the Indenture or the Guarantee, unsecured obligation of the Guarantor and will rank at least equally with all other unsecured and unsubordinated indebtedness of the Guarantor, whether now or hereafter outstanding, except, in each case with respect to (x) obligations in respect of national and local taxes, and (y) other obligations given priority by mandatory provisions of law.

(m)  No Conflicts.  The execution, delivery and performance of this Agreement and the Indenture, the issuance, authentication, sale and delivery of the Notes, the issuance of the Guarantee and the endorsement thereof on the Notes and the compliance by the Issuer and the Guarantor with the respective terms thereof, and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach under any agreement or instrument to which any of the Combined Businesses is a party or by which it is bound that is material to the Combined Businesses taken as a whole, nor will such action result in any violation of the provisions of the Certificate of Incorporation or By-Laws of the Issuer or the Memorandum and Articles of Association of RELX PLC or any statute or any order, filing, rule or regulation of any court or governmental agency or regulatory body having jurisdiction over the Combined Businesses.

(n)  No Consents.  No consent, approval, authorization or order of, or filing or registration or qualification with, or notification to, any court or governmental agency or body having jurisdiction over the Issuer or the Guarantor or any of its or their respective subsidiaries or any of its or their respective properties or assets is required for the execution, delivery and performance of this Agreement and the Indenture and the consummation of the transactions contemplated hereby and thereby by the Issuer and the Guarantor, including the issuance, authentication, sale and delivery of the Notes, and the issuance of the Guarantee and the endorsement thereof on the Notes, and in each such case compliance with the respective terms thereof, except (i) the registration of the Notes and the Guarantee under the Act, (ii) such consents, approvals, authorizations, registrations or qualifications as may be required under the Trust Indenture Act, applicable United States state securities, Blue Sky or similar laws in connection with the purchase and distribution of the Notes by the Underwriters and (iii) such consents, approvals, authorizations, orders, filings, registrations, qualifications or notifications as shall have been obtained or made, as the case may be, prior to, and which will be in full force and effect on and as of, the Closing Date (as defined herein) or, if not so obtained or made or in full force and effect, as the case may be, would not (x) affect the validity, binding effect or enforceability of the Notes, the Indenture, this Agreement or the Guarantee or (y) (individually or in the aggregate) materially and adversely affect the condition (financial or otherwise) of the Combined Businesses, taken as a whole, or impair the Issuer’s or the Guarantor’s ability to perform its or their obligations under the Notes, the Indenture, this Agreement or the Guarantee.

(o)  Investment Company.  Neither the Issuer nor the Guarantor is an “investment company” as defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”), and the offer and sale of the Notes and the Guarantee in the United States will not subject the Issuer or the Guarantor to registration under, or result in a violation of, the Investment Company Act.

(p)  Description.  The Notes, the Indenture and the Guarantee conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Final Prospectus.

(q)  Material Change.  Since the respective dates as of which information is given in the Disclosure Package and the Final Prospectus, there has not been any material adverse change in, or any adverse development which materially affects, the condition (financial or otherwise), results of operations, business or properties of the Combined Businesses, taken as a whole, in each case other than as set forth or contemplated in the Disclosure Package and the Final Prospectus exclusive of any amendment or supplement thereto.

(r)  Financial Statements.  The audited financial statements incorporated by reference in the Disclosure Package and the Final Prospectus present and will present fairly in all material respects, as of the Closing Date (as defined herein), the financial condition, results of operations, changes in shareholders’ equity and cash flows of the entities referred to therein in conformity with International Financial Reporting Standards (“IFRS”) or U.S. generally accepted accounting principles (“U.S. GAAP”), as the case may be, as in effect as of the date of such audited financial information, at the dates and for the periods indicated, and have been, and will be as of the Closing Date (as defined herein), prepared in conformity with IFRS or U.S. GAAP, as the case may be, as in effect as of the date of such audited financial information applied on a consistent basis throughout the period or periods involved.  The unaudited interim financial statements, if any, and the related notes, included or incorporated by reference in the Disclosure Package and the Final Prospectus present and will present fairly in all material respects at the Closing Date (as defined herein) the financial condition and results of operations of the entities referred to therein at the dates and for the periods indicated in conformity with IFRS or U.S. GAAP, as the case may be, as in effect as of the date of such unaudited financial information (except for the absence of notes) applied on a consistent basis throughout the periods shown, subject to normally recurring changes resulting from year-end adjustments.

(s)  Auditors.  The auditors who have certified the financial statements and issued the reports included in the Disclosure Package and the Final Prospectus are independent public accountants certified by the Public Company Accounting Oversight Board as required by the Act and the Rules and Regulations.

(t)  Legal Proceedings.  Except as disclosed in the Disclosure Package and the Final Prospectus, there are no legal or governmental proceedings pending against any of the Combined Businesses (i) which are required to be described in the Disclosure Package and the Final Prospectus or (ii) the ultimate resolution of which is expected by the Issuer or the Guarantor to have a material adverse effect on the condition (financial or otherwise), results of operations, business or properties of the Combined Businesses, taken as a whole (a “Material Adverse Effect”), and, to the best of the knowledge of the Issuer and the Guarantor, no such proceedings are threatened.

(u)  No Defaults.  None of the Combined Businesses is (i) in violation of its corporate charter or by-laws, (ii) in default under any agreement, indenture or instrument or (iii) in violation of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Combined Businesses or any of their properties, as applicable, except, in the case of clauses (ii) and (iii) above, for any such defaults or violations the effect of which would not, individually or in the aggregate, have a Material Adverse Effect.

(v)  Rating.  The Notes have been rated by a “nationally recognized statistical rating organization” (as is defined in Section 3(a)(62) of the Exchange Act), including one or more of Moody’s Investors Service, Inc., S&P Global Ratings and Fitch Ratings, Inc.

(w)  Sarbanes Oxley Compliance. The Issuer and the Guarantor have complied with the currently applicable provisions of the Sarbanes Oxley Act of 2002, and to their knowledge, the Guarantor’s directors and officers named in the latest annual report of the Guarantor submitted to the Commission on Form 20-F, in their capacities as such, have complied with the currently applicable provision of the Sarbanes Oxley Act of 2002.

(x)  Internal Controls over Financial Reporting.  The Issuer and the Guarantor maintain a system of internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles including those policies and procedures that: (1) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Issuer and the Guarantor; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the Issuer and the Guarantor are being made only in accordance with authorizations of management and directors of the Issuer and the Guarantor; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Issuer’s or the Guarantor’s assets that could have a material effect on the financial statements. The Issuer and the Guarantor’s internal controls over financial reporting are effective and neither the Issuer nor the Guarantor is aware of any material weakness in its internal controls over financial reporting.

(y)  Disclosure Controls.  The Issuer and the Guarantor maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(z)  True and Complete Documents.  The certificates delivered pursuant to paragraphs (i) and (j) of Section 6 hereof and all other documents delivered by the Issuer and the Guarantor or their representatives in connection with the issuance and sale of the Notes were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, true and complete in all material respects.

(aa)  Exhibits.  There are no contracts or other documents which are required to be described in the Disclosure Package and the Final Prospectus or filed as exhibits to the Registration Statement by the Act or by the Rules and Regulations which have not been described in the Disclosure Package and the Final Prospectus or filed as exhibits to such Registration Statement or incorporated therein by reference as permitted by the Act or by the Rules and Regulations or the rules and regulations of the Commission under the Exchange Act, as the case may be.

(bb)  Documents Incorporated by Reference.  The documents incorporated by reference into any Preliminary Prospectus or the Final Prospectus, when filed with the Commission, have been, or will be, prepared in conformity with the applicable requirements of the Act and the Rules and Regulations and the Exchange Act and the rules and regulations of the Commission thereunder, and none of such documents, when filed with the Commission, contained, or will contain, an untrue statement of a material fact or omitted, or will omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and such documents have been, or will be, as of the Closing Date, timely filed as required thereby.

(cc)  Form F-3.  The conditions for use of Form F-3 by the Issuer for the Registration Statement, as set forth in the General Instructions thereto, have been satisfied, and the Guarantor is a “foreign private issuer” (as defined in Rule 405 of the Rules and Regulations).

(dd)  Tax Residency of the Issuer. The Issuer is not resident in the United Kingdom for tax purposes and has no branch, business establishment or other fixed or permanent establishment in the United Kingdom, and, except to the extent, if any, specifically set forth in the Disclosure Package and the Final Prospectus, interest will not be payable by the Issuer out of any branch, business establishment or other fixed or permanent establishment of the Issuer or any other property in the United Kingdom or out of any source of income in the United Kingdom, and the Notes are not secured by any property situated in the United Kingdom.

(ee)  Tax Residency of RELX PLC.  RELX PLC is solely resident in the United Kingdom for United Kingdom tax purposes and has no branch, business establishment or other fixed or permanent establishment outside the United Kingdom.

(ff)  Unlawful Payments.  None of the Combined Businesses nor, to the knowledge of the Issuer or the Guarantor, any director, officer, employee or agent of the Combined Businesses, is aware of or has taken any action that would result in a violation by the Combined Businesses of (1) the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or (2) the U.K. Bribery Act 2010, as amended, and the rules and regulations thereunder (the “Bribery Act”) or (3) to the extent applicable, any similar law of any other relevant jurisdiction where the Combined Businesses maintain significant operations; and the Combined Businesses and, to the knowledge of the Issuer and the Guarantor, the affiliates of the Issuer have conducted their businesses in compliance with the FCPA, the Bribery Act and such other applicable laws and have instituted and maintain policies and procedures designed to ensure continued compliance therewith.  No part of the proceeds of the offering will be used, directly or indirectly, in violation of the FCPA, or the Bribery Act or any such similar law.

(gg)  Anti-Money Laundering Laws.  The operations of the Combined Businesses are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the anti-money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency with jurisdiction over any of the Combined Businesses (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Combined Businesses with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Issuer or the Guarantor, threatened.

(hh)  No Conflicts with Sanctions Laws.  None of the Combined Businesses, nor any director or officer of the Combined Businesses, nor, to the knowledge of the Issuer or the Guarantor, any employee, agent or controlling person of the Combined Businesses, is currently an individual or entity (for purposes of this paragraph (hh), a “Person”) that is the subject of any sanctions administered or enforced by the United States Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State or the Bureau of Industry and Security of the U.S. Department of Commerce), the United Nations Security Council, the European Union, the United Kingdom (including sanctions administered or enforced by Her Majesty’s Treasury) (collectively, “Sanctions” and such Persons, “Sanctioned Persons”), nor are the Combined Businesses located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”); and the Combined Businesses will not directly or indirectly, use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person for the purpose of financing any activities or business of or with any Person or in any country or territory that, at the time of such financing, would be impermissible under Sanctions, or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.  None of the Combined Businesses has engaged in any material, individually or in the aggregate, illegal dealings or transactions with or for the benefit of a Sanctioned Person subject, or with or in a Sanctioned Country, in the preceding 3 years, and the Combined Businesses have controls in place to ensure that they do not have any such illegal dealings in the future.  Any provision of this Section 1(hh) shall not apply if and to the extent that it is or would be unenforceable by reason of breach of (i) EU Regulation (EC) 2271/96 (as amended) or any law or regulation implementing such regulation in any member state of the European Union or the United Kingdom or (ii) any similar blocking or anti-boycott law and, in such case, the enforceability of Section 1(hh) shall not otherwise be affected.

(ii)  Cybersecurity. (i)(x) To the knowledge of the Issuer and the Guarantor, there has been no security breach or other compromise of or relating to any of the Issuer’s or the Guarantor’s or their respective subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”) and (y) the Issuer, the Guarantor and their respective subsidiaries have not been notified of, and have no knowledge of, any event or condition that would reasonably be expected to result in any security breach or other compromise to their IT Systems and Data, except as would not, in the case of this clause (i)(x) and (i)(y), individually or in the aggregate, have a Material Adverse Effect; (ii) to the knowledge of the Issuer and the Guarantor, the Issuer, the Guarantor and their respective subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect; and (iii) the Issuer, the Guarantor and their respective subsidiaries have implemented backup and disaster recovery technology reasonably consistent in all material respects with industry standards and practices.

(jj)  No Stabilization.  Neither the Issuer nor the Guarantor has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Notes.

SECTION 2.  COVENANTS OF THE ISSUER AND THE GUARANTOR.

The Issuer and the Guarantor covenant and agree:

(a)  Delivery of Signed Registration Statement.  To furnish or make available promptly to the Representatives and their counsel one signed copy of the Registration Statement as originally filed and each amendment or supplement thereto including all consents and exhibits filed therewith.

(b)  Delivery of Other Documents.  To deliver promptly to the Representatives, and in such number as they may reasonably request, each of the following documents:  (i) conformed copies of the Registration Statement and each amendment thereto, (ii) the Base Prospectus, (iii) each Preliminary Prospectus, (iv) the Final Prospectus and (v) each Issuer Free Writing Prospectus and any amendment or supplement thereto as the Representatives may reasonably request.  The Issuer will pay the expenses of printing or other production of all documents relating to the offering.

(c)  Final Term Sheet.  To prepare a final term sheet, containing solely a description of final terms of the Notes and the offering thereof, in the form approved by you and attached as Schedule 2 hereto and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.

(d)  Revisions to Disclosure Package - Material Changes.  If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading or it is necessary at any time to amend any document in the Disclosure Package to comply with the Act or the Exchange Act, to (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) subject to paragraph (f) of this Section 2, amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Underwriters in such quantities as they may reasonably request.

(e)  Revisions to Final Prospectus - Material Changes. If the delivery of a prospectus (or the notice referred to in Rule 173(a) under the Act) is required at any time after the Closing Date in connection with the offering or sale of the Notes or any other securities relating thereto and if at such time any event has occurred as a result of which the Final Prospectus would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading, or if it is necessary at any time to amend the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, to notify the Representatives promptly, in writing, to suspend solicitation of purchases of the Notes; and to promptly advise the Representatives by telephone (with confirmation in writing) and to, subject to paragraph (f) of this Section 2, promptly prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance.

(f)  Copies of Filings with Commission.  Prior to filing with the Commission (i) any amendment or supplement to the Registration Statement, (ii) any amendment or supplement to any prospectus (including the Base Prospectus, Preliminary Prospectus and Final Prospectus) or (iii) any material document filed with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act including but not limited to any interim or annual report of the Guarantor submitted to the Commission on Form 6-K (“Form 6-K”) or Form 20-F (“Form 20-F”), as the case may be, under the Exchange Act and the rules and regulations thereunder or any amendment of or supplement to any such document, to furnish a copy to the Representatives and afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement.

(g)  Notice to Representatives of Certain Events. To advise the Representatives immediately (i) when any post-effective amendment to the Registration Statement relating to or covering the Notes and the Guarantee becomes effective, (ii) of any request or proposed request by the Commission, whether written or oral, for an amendment or supplement to the Registration Statement, to the Disclosure Package or to the Final Prospectus, to any material document filed with or submitted to the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act including but not limited to any interim or annual report of the Guarantor submitted to the Commission on Form 6-K or Form 20-F, as the case may be, under the Exchange Act and the rules and regulations thereunder or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any part thereof or any order directed to the Disclosure Package or the Final Prospectus or any document incorporated therein by reference or any notice objecting to the use of the Registration Statement or the initiation or threat of any stop order proceeding, (iv) of receipt by the Issuer or the Guarantor of any notification with respect to the suspension of the qualification of the Notes and the Guarantee for sale in any jurisdiction or the initiation or threat of any proceeding for that purpose, (v) of any downgrading in the rating of the Notes or any other debt securities of RELX on or prior to the Closing Date by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or if any such organization shall have informed the Issuer or the Guarantor or made any public announcement that any such organization has under surveillance or review, or intends to or may potentially decrease, its rating of any debt securities of RELX (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading of such rating) as soon as the Issuer or the Guarantor is so informed or learns of any such downgrading or public announcement and (vi) of the happening of any event which makes untrue any statement of a material fact made in the Registration Statement, the Disclosure Package or the Final Prospectus or which requires the making of a change in such Registration Statement, Disclosure Package or Final Prospectus in order to make any material statement therein not misleading.

(h)  Stop Orders.  If the Commission shall issue a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting of that order at the earliest possible time.

(i)  Earnings Statements.  As soon as practicable, but not later than 16 months after the date of each acceptance by the Issuer of an offer to purchase Notes hereunder, to make generally available to its security holders and to the security holders of the Guarantor, and to deliver to the Representatives an earnings statement of the Guarantor (such earnings statement to include information with respect to the Issuer to the same extent such information is presented in the Registration Statement) covering a period of at least 12 months beginning after the later of (i) the effective date of the Registration Statement, (ii) the effective date of the most recent post-effective amendment to the Registration Statement to become effective prior to the date of such acceptance and (iii) the date of the Guarantor’s most recent Annual Report on Form 20-F filed with the Commission prior to the date of such acceptance which will satisfy the provisions of Section 11(a) of the Act (including, at the option of the Guarantor, Rule 158 of the Rules and Regulations).

(j)  Free Writing Prospectus.  Each of the Issuer and the Guarantor agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Issuer and the Guarantor that, unless it has or shall have obtained, as the case may be, the prior written consent of the Issuer and the Guarantor, it has not made and will not make any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Issuer with the Commission or retained by the Issuer under Rule 433 of the Act, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 2(c); provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the free writing prospectuses included in Schedule 3 hereto and any electronic road show.  Any such Issuer Free Writing prospectus consented to by the Representatives or the Issuer or the Guarantor is hereinafter referred to as a “Permitted Free Writing Prospectus.”  Each of the Issuer and the Guarantor agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(k)  Blue Sky Qualifications. To endeavor, in cooperation with the Representatives, to qualify the Notes and the Guarantee for offering and sale under the securities laws of such jurisdictions within the United States as the Representatives may designate, and to maintain such qualifications in effect for as long as may be required for the distribution of the Notes; and to file such statements and reports as may be required by the laws of each jurisdiction in which the Notes and the Guarantee have been qualified as above; provided that in connection therewith the Issuer and the Guarantor shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or to take any other action that would subject it to service of process in suits in any jurisdiction other than those arising out of the offering or sale of the Notes in such jurisdiction or to register as a dealer in securities or to become subject to taxation in any jurisdiction.

(l)    Clearance.  To cooperate with the Representatives and use their reasonable best efforts to permit the Notes to be eligible for clearance and settlement through the facilities of The Depository Trust Company (“DTC”).

(m)  Use of Proceeds.  To apply the net proceeds from the sale of the Notes as set forth in the Disclosure Package and the Final Prospectus.

(n)   Issuance of Debt.  Between the date of this Agreement and the Closing Date, not to offer, sell, guarantee, or enter into any agreement to sell, any debt securities of the Issuer, other than borrowings under revolving credit agreements, term loan credit agreements and lines of credit, borrowings from any other entity within RELX and issuances of commercial paper.

(o)  Stabilization or Manipulation.  Not to take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any of its securities to facilitate the sale or resale of the Notes.

(p)  Exchange Listing.  To use its reasonable best efforts to list, subject to notice of issuance, the Notes on the New York Stock Exchange.

SECTION 3.  PURCHASE OF THE NOTES BY THE UNDERWRITERS.

(a)  On the basis of the representations and warranties contained in, and subject to the terms and conditions of this Agreement, the Issuer agrees to issue and to sell to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the principal amount of the Notes set forth opposite that Underwriter’s name in Schedule 1 hereto at a purchase price equal to 98.671% of the principal amount of the Notes, plus accrued interest, if any, from May 20, 2022.

(b)   The Issuer and the Guarantor shall not be obligated to deliver any of the Notes to be delivered except upon payment for all the Notes to be purchased as provided herein.

(c)   Each Underwriter, severally and not jointly, represents and agrees as set forth in Appendix A hereto.

SECTION 4.  DELIVERY OF AND PAYMENT FOR THE NOTES.

Delivery of and payment for the Notes shall be made at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Ave, New York, NY 10017, at 10:00 A.M., New York City time, on the third full Business Day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Underwriters and the Issuer.  This date and time are sometimes referred to as the “Closing Date”.  On the Closing Date, the Issuer shall deliver or cause to be delivered through the facilities of DTC the Notes to the Representatives for the account of each Underwriter against payment to or upon the order of the Issuer of the purchase price, which shall be paid in United States Dollars, by wire transfer in immediately available funds.  Time shall be of the essence (except that the Issuer will not be responsible for any delay resulting from any action or inaction of any Underwriter) and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of each Underwriter hereunder.  The Notes will be evidenced by one or more global certificates in definitive form (the “Global Note”) and will be registered in the name of Cede & Co. as nominee of DTC.  The Issuer shall make the Global Note available for inspection by the Representatives in London, United Kingdom, not later than 2:00 P.M., New York City time, on the Business Day prior to the Closing Date.

SECTION 5.  PAYMENT OF EXPENSES.

The Issuer and the Guarantor will pay or cause to be paid, (a) the costs incident to the authorization, issuance, sale, authentication, transfer and delivery of the Notes and the Guarantee and any taxes payable in that connection; (b) the costs incident to the preparation, printing and filing of the Registration Statement and any amendments and exhibits thereto, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and each amendment or supplement to any of them and to the preparation of this Agreement and the Indenture; (c) the costs of mailing and delivering the Registration Statement as originally filed and each amendment thereto and any post-effective amendments thereof (including, in each case, exhibits), each Preliminary Prospectus, the Final Prospectus and any amendment or supplement to any of them; (d) the costs incident to the preparation, printing, authentication, issuance and delivery of certificates for the Notes, including any stamp duty, transfer taxes, stock exchange tax, securities transaction tax, value-added tax or any other tax or duty payable in the U.S. or England with respect to the authorization, issuance, sale and delivery of the Notes by the Issuer or Underwriters or the Guarantee by the Guarantor, respectively; (e) the costs of registering the Notes under the Exchange Act and listing the Notes on the New York Stock Exchange; (f) the fees and expenses of qualifying the Notes and the Guarantee under the securities laws of the several jurisdictions as provided in Section 2(k) and of preparing, printing and distributing a Blue Sky Memorandum and a Legal Investment Survey (including related reasonable fees and expenses of counsel to the Underwriters); (g) any fees charged by rating agencies for rating the Notes; (h) the costs of preparing the Notes and the Guarantee; (i) the costs of any filings, if any, required to be made with the Financial Industry Regulatory Authority, including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings; (j) the cost and charges of any transfer agent, registrar or paying agent; (k) the fees and expenses of the Trustee and the reasonable fees and disbursements of counsel for the Trustee; (l) all advertising expenses in connection with the offering of the Notes incurred with the consent of the Issuer or the Guarantor; (m) the fees and disbursements of counsel and accountants to the Issuer and the Guarantor, and (n) all other costs and expenses incident to the performance of the respective obligations of the Issuer and the Guarantor hereunder provided that, except as provided in this Section 5 and Section 11, the Underwriters shall pay their own costs and expenses.

SECTION 6.  CONDITIONS OF OBLIGATIONS OF THE UNDERWRITERS.

The respective obligations of the several Underwriters under this Agreement to purchase the Notes is subject to the accuracy of the representations and warranties of the Issuer and the Guarantor contained herein on the Closing Date, to the accuracy of the statements of the officers of the Issuer and the Guarantor made in any certificate furnished pursuant to the provisions hereof, to the performance by the Issuer and the Guarantor of their obligations hereunder, and to each of the following additional terms and conditions:

(a)  Registration Statement.  The Final Prospectus as amended or supplemented with respect to such Notes and the Guarantee shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the Rules and Regulations; the final term sheet contemplated by Section 2(c) hereto, and any other material required to be filed by the Issuer pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof or any notice objecting to its use shall have been issued and no stop order proceeding shall have been initiated or threatened by the Commission; any request of the Commission, whether written or oral, for inclusion of additional information in any Registration Statement or any prospectus or otherwise shall have been complied with; and the Issuer and the Guarantor shall not have filed with the Commission any amendment or supplement to the Registration Statement or any prospectus without the consent of the Representatives.

(b)  No Suspension of Sale of the Notes.  No order suspending the sale of the Notes in any jurisdiction designated by the Representatives pursuant to Section 2(k) hereof shall have been issued, and no proceeding for that purpose shall have been initiated or threatened.

(c)  Ratings Downgrade.  Since the date hereof, there shall not have occurred any downgrading in the ratings accorded the Notes or any other securities of RELX by any “nationally recognized statistical rating organization” (as that term is defined in Section 3(a)(62) of the Exchange Act) and no such organization shall have informed the Issuer or the Guarantor or made any public announcement that such organization has under surveillance or review, or intends to or may potentially decrease, its rating of the Notes or any other securities of RELX (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating).

(d)  Opinion of RELX PLC’s Counsel.  The Representatives shall have received on the Closing Date an opinion of Freshfields Bruckhaus Deringer LLP, English solicitors to RELX PLC, dated the Closing Date, substantially in the form set forth in Exhibit A.

(e)  Opinion of U.S. Counsel.  The Representatives shall have received on the Closing Date an opinion and negative assurance letter of Cravath, Swaine & Moore LLP, United States counsel to the Issuer and the Guarantor, dated the Closing Date, substantially in the form set forth in Exhibit B.

(f)  Opinion of Underwriters’ Counsel.  The Representatives shall have received on the Closing Date an opinion and negative assurance letter from Underwriters’ counsel, Simpson Thacher & Bartlett LLP, dated the Closing Date, with respect to the issuance and sale of the Notes, the Registration Statement, the Disclosure Package, the Final Prospectus and other related matters as the Underwriters may reasonably require, and the Issuer shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g)  Comfort Letter.  The Representatives shall have received a letter dated the date hereof, in form and substance satisfactory to the Representatives prepared by Ernst & Young LLP, London, England, independent accountants and auditors of RELX.

(h)  Bring-down Comfort Letter.  With respect to the letter referred to in the preceding paragraph (g) and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the accountants shall have furnished to the Representatives letter (the “bring-down letter”), addressed to the Underwriters and dated the Closing Date (i) confirming that they are independent public accountants within the meaning of the Act and are in compliance with the applicable requirements relating to the qualifications of accountants under the Rules and Regulations, (ii) stating with respect to matters involving changes or developments since the respective dates as of which specific financial information is given in the Final Prospectus, as of the date of the bring-down letter, the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(i)  Issuer’s Certificate.  The Issuer shall have furnished to the Representatives on the Closing Date a certificate, dated the Closing Date, of its President or Vice President and its Treasurer or an Assistant Treasurer stating that:

(i)  The representations, warranties and agreements of the Issuer in Section 1 hereof are true and correct as of the Closing Date; the Issuer has complied with all of its agreements contained herein; and the conditions set forth in Sections 6(a) and 6(b) hereof have been fulfilled; and

(ii)  They have carefully examined the Registration Statement, the Disclosure Package and the Final Prospectus and, in their opinion, (A) the Registration Statement, as of its effective date, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) each of the Disclosure Package and the Final Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (C) since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus, there has not occurred any event required by the Act, the Rules and Regulations, the Exchange Act or the rules and regulations promulgated under the Exchange Act to be set forth in an amended or supplemented prospectus which has not been so set forth.

(j)  Guarantor’s Certificate.  The Representatives shall have received on the Closing Date a certificate, dated the Closing Date, of the chairman, chief executive officer, chief financial officer or company secretary of RELX PLC stating that:

(i)  The representations, warranties and agreements of the Guarantor in Section 1 hereof are true and correct as of the Closing Date; the Guarantor has complied with all of its agreements contained herein; and the conditions set forth in Sections 6(a) and 6(b) hereof have been fulfilled; and

(ii)  They have carefully examined the Registration Statement, the Disclosure Package and the Final Prospectus and, in their opinion, (A) the Registration Statement, as of its effective date, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (B) each of the Disclosure Package and the Final Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (C) since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus, there has not occurred any event required by the Act or by the Rules and Regulations, the Exchange Act or the rules and regulations promulgated under the Exchange Act to be set forth in an amended or supplemented prospectus which has not been so set forth, and (D) since the date of the most recent financial statements included or incorporated by reference in the Registration Statement (exclusive of any amendment or supplement to such Registration Statement filed after the Execution Time), there has been no material adverse effect on the condition (financial or otherwise), earnings, business or properties of the Combined Businesses taken as a whole, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto).

(k)  Additional Conditions.  There shall not have occurred since the respective dates as of which information is given in the Disclosure Package and the Final Prospectus (i) any material adverse change in, or any adverse development which materially affects the condition (financial or otherwise), results of operations, business or properties of the Combined Businesses taken as a whole other than as set forth in or contemplated by the Disclosure Package and the Final Prospectus, or (ii) any (A)(1) suspension of trading in any securities issued by the Issuer or the Guarantor or (2) suspension or material limitation of trading generally on or by, as the case may be, the New York Stock Exchange, the London or Amsterdam Stock Exchanges or the United States over-the-counter market or the establishment of minimum prices on any of such exchanges or such market in any of the foregoing cases by the Commission or such exchange or other regulatory or governmental body having jurisdiction, (B) declaration of a general moratorium on commercial banking activities in New York or England by either Federal, New York State or English authorities, (C) outbreak or escalation of hostilities involving the United States or the European Union or the United Kingdom, declaration of a national emergency or war by the United States or the European Union or the United Kingdom or any other calamity or crisis or (D) material adverse change in the existing financial, political or general economic conditions in the United States or the European Union or the United Kingdom, including any effect of international conditions on such conditions in the United States or the European Union or the United Kingdom, that, in the judgment of the Representatives, is material and adverse and (iii) in the case of any of the events specified in clauses (ii)(A) through (ii)(D), such event singly or together with any other such event makes it, in the judgment of the Representatives, impracticable or inadvisable to market or sell the Notes on the terms and in the manner contemplated herein.

(l)  Depositary.  The Notes shall have been determined eligible for clearance and settlement through DTC.

(m)  Other Information and Documentation.  Prior to the Closing Date, the Issuer and the Guarantor shall have furnished to the Representatives such further information, certificates and documents as the Representatives or counsel to the Representatives may reasonably request.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement which are not stated as being in a form previously approved by the Representatives shall be deemed to be in compliance with the provisions hereof only if they are in the form and substance reasonably satisfactory to counsel for the Representatives.

The documents required to be delivered by this Section 6 shall be delivered at the offices of Simpson Thacher & Bartlett LLP, counsel for the Underwriters, at 425 Lexington Avenue, New York, New York 10017, on the Closing Date.

SECTION 7.  INDEMNIFICATION AND CONTRIBUTION.

(a)  The Issuer and the Guarantor, jointly and severally, shall indemnify and hold harmless each Underwriter, its affiliates and the directors, officers, employees and agents of each Underwriter and its affiliates and each person, if any, who controls any Underwriter within the meaning of either the Act or the Exchange Act from and against any loss, claim, damage or liability, joint or several, and any action in respect thereof, to which they or any of them may become subject, under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Notes as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Notes, the Final Prospectus, any Issuer Free Writing Prospectus, including but not limited to any electronic road show that is a “written communication” within the meaning of Rule 433(d)(8)(i), the electronic roadshow identified in Schedule 4 hereto or the information contained in the final term sheet required to be prepared and filed pursuant to Section 2(c) hereto, or in any amendment thereof or supplement thereto, or arises out of, or is based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and shall reimburse each such indemnified person for any legal and other expenses reasonably incurred by such indemnified person in investigating or defending or preparing to defend against any such loss, claim, damage, liability or action, as such expenses are incurred; provided, however, that the Issuer and the Guarantor shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Issuer or the Guarantor by or on behalf of any Underwriter through the Representatives specifically for inclusion therein.  The Issuer acknowledges that the statements set forth in the fourth, eighth, ninth and tenth paragraphs under the caption “Underwriting” in the Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus.  The foregoing indemnity agreement is in addition to any liability which the Issuer or the Guarantor may otherwise have to any Underwriter or any controlling person of any Underwriter.

(b)  Each Underwriter, severally and not jointly, shall indemnify and hold harmless the Issuer and the Guarantor, each of their respective directors, employees, each of the officers who signed the Registration Statement, any person, if any, who controls any of the Issuer or the Guarantor within the meaning of the Act or the Exchange Act, the U.S. authorized representative of the Guarantor and any person nominated to become a director of the Issuer who signed a consent filed with the Registration Statement from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Issuer or the Guarantor or any such controlling person may become subject under the Act, the Exchange Act, federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Notes as originally filed or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Notes, the Final Prospectus, any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 2(c) hereto, or in any amendment thereof or supplement thereto, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the same extent as the foregoing indemnity from the Issuer to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Issuer or the Guarantor by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity.  The Issuer acknowledges that the statements set forth in the fourth, eighth, ninth and tenth paragraphs under the caption “Underwriting” in the Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus.

(c)  Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) of this Section 7, notify the indemnifying party in writing of the claim or the commencement of the action; provided that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 7 except to the extent it has been materially prejudiced by such failure and, provided further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7.  If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein, and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party.  After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided that any indemnified party shall have the right to retain its own counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate counsel (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred.  Such firm shall be designated in writing by the relevant Underwriter or Underwriters in the case of parties indemnified pursuant to paragraph (a) above and by the Issuer and the Guarantor in the case of parties indemnified pursuant to paragraph (b) above.  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by this Section 7, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of such request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request.  No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include an admission of fault.

(d)  If the indemnification provided for in this Section 7 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) hereof in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Issuer and the Guarantor on the one hand and the relevant Underwriter on the other from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law or for any reason, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer and the Guarantor on the one hand and such Underwriter on the other with respect to the statements or omissions or actions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations.  The relative benefits received by the Issuer and the Guarantor on the one hand and an Underwriter on the other with respect to the offering of Notes shall be deemed to be in the same proportion as the net proceeds from such offering (before deducting expenses) received by the Issuer on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Notes purchased under this Agreement, on the other hand, bear to the total gross proceeds from the offering of the Notes under this Agreement, in each case as set forth in the table on the cover page of the Final Prospectus.  The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuer or the Guarantor on the one hand or the Underwriter, on the other, the intent of the parties and their respective knowledge, access to information and opportunity to correct or prevent such statement or omission.  For purposes of the preceding two sentences, the net proceeds deemed to be received by the Issuer shall be deemed to be also for the benefit of the Guarantor and information supplied by the Issuer shall also be deemed to have been supplied by the Guarantor.  The Issuer, the Guarantor and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein.  The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7 shall be deemed to include, for purposes of this Section 7, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this Section 7, none of the Underwriters shall be responsible for any amount in excess of the underwriting discount or commission applicable to the Notes purchased by such Underwriter hereunder.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute as provided in this Section 7(d) are several in proportion to their respective underwriting obligations and not joint.

SECTION 8.  REPRESENTATIONS, WARRANTIES AND OBLIGATIONS TO SURVIVE DELIVERY.

The respective indemnities, agreements, representations, warranties and other statements of the Issuer and the Guarantor and the Underwriters contained in this Agreement, or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any officer, director, employee or any person controlling such Underwriter or by or on behalf of the Issuer and the Guarantor or any person controlling the Issuer or the Guarantor, and shall survive each delivery of and payment for any of the Notes.  The provisions of Sections 7 and 11 shall survive the termination or cancellation of this Agreement.

SECTION 9.  TERMINATION.

The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Issuer prior to delivery of and payment for the Notes, if, prior to that time, any of the events described in Sections 6(c) or 6(k) shall have occurred or if the Underwriters shall decline to purchase the Notes for any reason permitted under this Agreement.

SECTION 10.  DEFAULTING UNDERWRITERS.

If, on the Closing Date, any Underwriter defaults in the performance of its obligations to purchase the Notes under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Notes which the defaulting Underwriter agreed but failed to purchase on the Closing Date in the respective proportions which the principal amount of Notes set forth opposite the name of each remaining non-defaulting Underwriter in Schedule 1 hereto bears to the aggregate principal amount of Notes set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule 1 hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Notes on the Closing Date if the aggregate principal amount of the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds one-eleventh of the Notes to be purchased on the Closing Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the principal amount of Notes which it agreed to purchase on the Closing Date pursuant to the terms of Section 3.  If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Notes to be purchased on the Closing Date.  If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase on the Closing Date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Issuer or the Guarantor, except that the Issuer and the Guarantor will continue to be liable for the payment of expenses to the extent set forth in Section 5.  As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule 1 hereto who, pursuant to this Section 10, purchases Notes which a defaulting Underwriter agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Issuer or the Guarantor or any non-defaulting Underwriter for damages caused by its default.  If other underwriters are obligated or agree to purchase the Notes of a defaulting or withdrawing Underwriter, either the Representatives or the Issuer may postpone the Closing Date for up to seven full Business Days in order to effect any changes that in the opinion of counsel for the Issuer and the Guarantor or counsel for the Underwriters may be necessary in any Registration Statement, the Prospectus or in any other document or arrangement.

SECTION 11.  REIMBURSEMENT OF UNDERWRITERS’ EXPENSES.

If the Issuer shall fail to tender the Notes and the Guarantee for delivery to the Underwriters by reason of any failure, refusal or inability on the part of the Issuer or the Guarantor to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Issuer or the Guarantor is not fulfilled (other than by reason of any event described in Section 6(k), except for the suspension of trading or minimum prices of the securities of the Issuer or the Guarantor or for an event referred to in clause (i) of such section), the Issuer and the Guarantor, jointly and severally, will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Notes, and promptly following receipt of an invoice the Issuer and the Guarantor, jointly and severally, shall pay the full amount thereof to the Representatives.  If this Agreement is terminated pursuant to Section 10 by reason of the default of one or more Underwriters, neither the Issuer nor the Guarantor shall be obligated to reimburse any defaulting Underwriter on account of those expenses.

Notwithstanding anything to the contrary herein, each Underwriter agrees (without prejudicing any claim it may have against the Issuer or the Guarantor), at its own expense, to pay the portion of all expenses not reimbursed by the Issuer and the Guarantor pursuant to this Section 11 hereof represented by such Underwriter’s pro rata share (based on the principal amount of Notes that such Underwriter agreed to purchase hereunder) of the Notes.

SECTION 12.  NOTICES.

Except as otherwise provided herein, all notices and other communications hereunder shall be in writing and shall be deemed to have been given only if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed as follows: (i) BofA Securities, Inc., 1540 Broadway, NY8-540-26-02, New York, NY 10036, Attention: High Grade Debt Capital Markets Transaction Management/Legal, Fax No.: 212-901-7881; (ii) Citigroup Global Markets Inc., 388 Greenwich Street, New York, NY 10013, Attention: General Counsel, Fax No.: (646) 291-1469; (iii) RBC Capital Markets, LLC, 200 Vesey Street, 8th Floor, New York, NY 10281, Attention: USDCM Transaction Management, Telephone No.: (212) 618-7706, Fax No.: (212) 428-6308, E-mail: scott.primrose@rbccm.com; and (iv) SMBC Nikko Securities America, Inc., 277 Park Avenue, New York, NY 10172, Attention: Debt Capital Markets, Telephone No.: 1-888-868-6856, E-mail: prospectus@smbcnikko-si.com; with a copy, not constituting notice, to Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, NY 10017, Attention: Mark Brod, Fax No.: (212) 455-2502.

Notices to the Issuer and the Guarantor shall be directed as follows: (i) RELX Capital Inc., Charles Durante, Secretary, RELX Capital Inc., 1105 North Market Street, Suite 501, Wilmington, DE 19801, Telephone No.: (302) 427-9299; and (ii) RELX PLC, 1-3 Strand, London WC2N 5JR, United Kingdom, Attention: Henry Udow, Chief Legal Officer, Telephone No.: 44-20-7166-5500, E-mail: PLC.secretariat@relx.com; with a copy, not constituting notice, to Cravath, Swaine & Moore LLP, CityPoint, 1 Ropemaker Street, London, EC2Y 9HR, United Kingdom, Attention: George Stephanakis, Fax No.: 44-20-7860-1150.

SECTION 13.  BINDING EFFECT; BENEFITS.

This Agreement shall be binding upon each Underwriter, the Issuer, the Guarantor, and their respective successors.  This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (a) the representations, warranties, indemnities and agreements of the Issuer and the Guarantor contained in this Agreement shall also be deemed to be for the benefit of the affiliates, directors, officers and employees of each Underwriter and the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Act, and (b) the representations, warranties, indemnities and agreements of the Underwriters contained in this Agreement shall be deemed to be for the benefit of directors of the Issuer and the Guarantor, officers of the Issuer and the Guarantor who have signed the Registration Statement, any person controlling the Issuer and the Guarantor and any person nominated to become a director of the Issuer who has signed a consent filed with the Registration Statement.  Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

SECTION 14.  NO FIDUCIARY DUTY.

The Issuer and the Guarantor each hereby acknowledges that (a) the purchase and sale of the Notes pursuant to this Agreement is an arm’s-length commercial transaction between the Issuer and the Guarantor, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Issuer or the Guarantor and (c) the Issuer’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Issuer and the Guarantor each agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Issuer on related or other matters).  The Issuer and the Guarantor each agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Issuer, in connection with such transaction or the process leading thereto.

SECTION 15.  INTEGRATION.

This Agreement supersedes all prior agreements and understandings (whether written or oral) among the Issuer, the Guarantor and the Underwriters, or any of them, with respect to the subject matter hereof.

SECTION 16.  GOVERNING LAW; COUNTERPARTS.

This Agreement shall be governed by and construed in accordance with the laws of the State of New York.  This Agreement may be executed in counterparts and the executed counterparts shall together constitute a single instrument.  The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement or any  document to be signed in connection with this Agreement shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, and the parties hereto consent to conduct the transactions contemplated hereunder by electronic means.

SECTION 17.  WAIVER OF JURY TRIAL.

The Issuer and the Guarantor each hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

SECTION 18.  WAIVER OF IMMUNITY.

To the extent that the Issuer or the Guarantor has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service of notice, attachment in aid or otherwise) with respect to itself or any of its property, the Issuer and the Guarantor hereby irrevocably waive and agree not to plead or claim such immunity in respect of their obligations under this Agreement to the fullest extent permitted by applicable law.

SECTION 19.  PARAGRAPH HEADINGS.

The paragraph headings used in this Agreement are for convenience of reference only, and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

SECTION 20.  SUBMISSION TO JURISDICTION; APPOINTMENT OF AGENT FOR SERVICE; CURRENCY INDEMNITY.

(a)  The Issuer and the Guarantor each agrees that any legal suit, action or proceeding brought by any Underwriter or by each person, if any, who controls any Underwriter arising out of or based upon this Agreement may be instituted in any U.S. Federal or New York State court in the Borough of Manhattan, City of New York, New York, irrevocably waives any objection which it may now or hereafter have to laying of venue in any such suit, action or proceeding in any such court and irrevocably accepts and submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding.  Each of the Issuer and the Guarantor hereby appoints Kenneth Thompson II, c/o RELX Inc., at 9443 Springboro Pike, Miamisburg, OH 45342, as its authorized agent (the “Process Agent”) upon whom process may be served in any suit, action or proceeding based on this Agreement which may be instituted in any U.S. Federal or New York State court in the Borough of Manhattan, City of New York, New York, by any Underwriter or any such controlling person and expressly accepts the jurisdiction of any such court in respect of any such action.  Such appointment shall be irrevocable.  The Process Agent has agreed to act as said agent for service of process, and the Issuer and the Guarantor agree to take any and all actions, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid.  Service of process upon the Process Agent shall be deemed effective service of process upon the Issuer and the Guarantor; provided that nothing herein shall affect the right of any Underwriter or any person controlling any Underwriter to serve process in any other manner permitted by law.  Notwithstanding the foregoing, any action against the Issuer or the Guarantor arising out of or based upon this Agreement may also be instituted by any Underwriter or any person controlling any Underwriter in any court in England and Wales, and the Issuer and the Guarantor expressly accept the jurisdiction of any such court in any such action.  The provisions of this Section 19 are intended to be effective upon the execution of this Agreement without further action by the Issuer or the Guarantor and the introduction of a true copy of this Agreement into evidence shall be conclusive and final evidence as to such matters.

Each of the Issuer and the Guarantor hereby agrees to indemnify each Underwriter against loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder or under the Notes or the Guarantee and such judgment or order being expressed and paid in a currency (the “Judgment Currency”) other than United States dollars and as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into Judgment Currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such Underwriter would have been able to purchase United States dollars with the amount of the Judgment Currency actually received by such Underwriter if such Underwriter had utilized such amount of Judgment Currency to purchase United States dollars as promptly as practicable upon such Underwriter’s receipt thereof.  The foregoing indemnity shall constitute a separate and independent obligation of the Issuer and the Guarantor and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid.  The term “rate of exchange” shall include an allowance for any customary or reasonable premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

SECTION 21.  DEFINITIONS.

The terms that follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.

“Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the applicable Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or London.

“Combined Businesses” means RELX PLC and its subsidiaries, associates and joint ventures.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule 3 hereto, (iv) the final term sheet prepared and filed pursuant to Section 2(c) hereto, and attached as Schedule 2 hereto, and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the applicable Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Final Prospectus” shall mean the prospectus supplement relating to the Notes that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.

“Registration Statement” shall mean the registration statement, as applicable, referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Notes that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Rules and Regulations” shall mean the rules and regulations of the Commission promulgated under the Act.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Act.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

SECTION 22.  ACKNOWLEDGE AND CONSENT TO EU BAIL-IN.

Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding among the Issuer, the Guarantor and the Underwriters, the Issuer and the Guarantor acknowledges and accepts that a BRRD Liability arising under this Agreement may be subject to the exercise of Bail-in Powers by the Relevant Resolution Authority, and acknowledges, accepts, and agrees to be bound by:

(a)          the effect of the exercise of Bail-in Powers by the Relevant Resolution Authority in relation to any BRRD Liability of any Underwriter to the Issuer or the Guarantor under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(i)          the reduction of all, or a portion, of the BRRD Liability or outstanding amounts due thereon;

(ii)          the conversion of all, or a portion, of the BRRD Liability into shares, other securities or other obligations of any Underwriter or another person, and the issue to or conferral on the Issuer or the Guarantor of such shares, securities or obligations;

(iii)          the cancellation of the BRRD Liability;

(iv)          the amendment or alteration of any interest, if applicable, thereon, or the dates on which any payments are due, including by suspending payment for a temporary period; and

(b)          the variation of the terms of this Agreement, as deemed necessary by the Relevant Resolution Authority, to give effect to the exercise of Bail-in Powers by the Relevant Resolution Authority.

For the purposes of this Section 21:

“Bail-in Legislation” means in relation to a member state of the European Economic Area which has implemented, or which at any time implements, the BRRD, the relevant implementing law, regulation, rule or requirement as described in the EU Bail-in Legislation Schedule from time to time;

“Bail-in Powers” means any Write-down and Conversion Powers as defined in the EU Bail-in Legislation Schedule, in relation to the relevant Bail-in Legislation;

“BRRD” means Directive 2014/59/EU, as amended, establishing a framework for the recovery and resolution of credit institutions and investment firms;

“BRRD Liability” means a liability in respect of which the relevant Write Down and Conversion Powers in the applicable Bail-in Legislation may be exercised;

“EU Bail-in Legislation Schedule” means the document described as such, then in effect, and published by the Loan Market Association (or any successor person) from time to time at http://www.lma.eu.com/pages.aspx?p=499 (or any such successor webpage); and

“Relevant Resolution Authority” means the resolution authority with the ability to exercise any Bail-in Powers in relation to a particular Underwriter.

SECTION 23.  ACKNOWLEDGE AND CONSENT TO UK BAIL-IN.

Notwithstanding and to the exclusion of any other term of this Agreement or any other agreements, arrangements, or understanding among the Issuer, the Guarantor and the Underwriters, the Issuer and the Guarantor acknowledges and accepts that a UK Bail-in Liability arising under this Agreement may be subject to the exercise of UK Bail-in Powers by the relevant UK resolution authority , and acknowledges, accepts, and agrees to be bound by:

(a)  the effect of the exercise of UK Bail-in Powers by the relevant UK resolution authority in relation to any UK Bail-in Liability of any Underwriter to the Issuer or the Guarantor under this Agreement, that (without limitation) may include and result in any of the following, or some combination thereof:

(1)  the reduction of all, or a portion, of the UK Bail-in Liability or outstanding amounts due thereon;

(2)  the conversion of all, or a portion, of the UK Bail-in Liability into shares, other securities or other obligations of any Underwriter or another person, and the issue to or conferral on the Issuer or the Guarantor of such shares, securities or obligations;

(3)  the cancellation of the UK Bail-in Liability;

(4)  the amendment or alteration of any interest, if applicable, thereon, the maturity or the dates on which any payments are due, including by suspending payment for a temporary period;

(b)  the variation of the terms of this Agreement, as deemed necessary by the relevant UK resolution authority, to give effect to the exercise of UK Bail-in Powers by the relevant UK resolution authority.

For the purposes of this Section 22:

“UK Bail-in Legislation” means Part I of the UK Banking Act 2009 and any other law or regulation applicable in the UK relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings);

“UK Bail-in Liability” means a liability in respect of which the UK Bail-in Powers may be exercised;

“UK Bail-in Powers” means the powers under the UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or affiliate of a bank or investment firm, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability;

SECTION 24.  RECOGNITION OF U.S. SPECIAL RESOLUTION REGIME

(a)          In the event that any Underwriter that is a “covered entity”, “covered bank” or “covered FSI” (as the terms are defined in, and interpreted in accordance with 12 C.F.R. §§ 252.82(b); 47.3(b) or 382.2(b), respectively) (each, a “Covered Entity”), becomes subject to a proceeding under the U.S. Federal Deposit Insurance Act, as amended, or Title II of the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act, as amended (together, the “U.S. Special Resolution Regime”), the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the federal laws of the United States or by the laws of the State of New York.

(b)          In the event that any Underwriter that is a Covered Entity or an “affiliate” (as the term is defined in, and interpreted in accordance with, 12 U.S.C. § 1841(k)), of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, default rights (as the term is defined in, and interpreted in accordance with, 12 C.F.R. § § 252.81, 47.2 or 382.1, as applicable) (each, a “Default Right”) under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or by the laws of the State of New York.

If the foregoing correctly sets forth our agreement, please indicate your acceptance hereof in the space provided for that purpose below.

Very truly yours,

RELX CAPITAL INC.

By:	/s/ Lynn M. Formica
	Name:	Lynn M. Formica
	Title:	Assistant Treasurer

RELX PLC

By:	/s/ Adam Westley
	Name:	Adam Westley
	Title:	Head of Secretariat

The foregoing Underwriting Agreement is hereby confirmed and accepted by the Underwriters as of the date first above written.

BOFA SECURITIES, INC

By:	/s/ Sandeep Chawla
Authorized Signatory
Sandeep Chawla, Managing Director

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Brian D. Bednarski
Authorized Signatory
Brian D. Bednarski
Managing Director

RBC CAPITAL MARKETS, LLC

By:	/s/ Scott G. Primrose
Authorized Signatory

SMBC NIKKO SECURITIES AMERICA, INC.

By:	/s/ John Bolger
	Name:	John Bolger
	Title:	Managing Director
Authorized Signatory

Schedule 1

Underwriters	Aggregate Principal Amount of Notes

BofA Securities, Inc.	$125,000,000
Citigroup Global Markets Inc.	$125,000,000
RBC Capital Markets, LLC	$125,000,000
SMBC Nikko Securities America, Inc.	$125,000,000
Total	$500,000,000

Schedule 2

PRICING TERM SHEET RELX Capital Inc.
$500,000,000 4.750% Notes due 2032
Fully and unconditionally guaranteed by RELX PLC
Issuer:	RELX Capital Inc.
Guarantor:	RELX PLC
Title of Securities:	4.750% Notes due 2032 (the “Notes”)
Principal Amount Offered:	$500,000,000
Maturity Date:	May 20, 2032
Coupon (Interest Rate):	4.750% per annum
Interest Payment Dates:	Semi-annually on May 20 and November 20 of each year, beginning on November 20, 2022
Record Dates: Day Count Fraction:	The 15th calendar day preceding each Interest Payment Date, whether or not such day is a Business Day 30/360
Price to Public (Issue Price):	99.121% of principal amount, plus accrued interest from the expected settlement date
Net Proceeds to the Issuer:	$493,355,000 (after underwriting discount and before other offering expenses)
Benchmark Treasury:	UST 2.875% due May 15, 2032
Benchmark Treasury Price/Yield:	99-08 / 2.962%
Spread to Benchmark Treasury:	+190 basis points
Yield to Maturity:	4.862%

Make-Whole Call:	Make-whole call at the applicable Treasury Rate plus 30 basis points (before February 20, 2032 (the date that is three months prior to the Maturity Date))
Par Call:
At any time on or after February 20, 2032 (the date that is three months prior to the Maturity Date), the Notes will be redeemable in whole or in part at 100% of the principal amount of the Notes being redeemed, plus accrued interest on the principal amount being redeemed to the redemption date.

Trade Date:	May 17, 2022
Expected Settlement Date (T+3)*:	May 20, 2022
ISIN:	US74949LAE20
CUSIP:	74949L AE2
Listing / Trading:
Application will be made to the New York Stock Exchange for the Notes to be listed and traded thereon.  There can be no assurance that any such application will be successful or that any such listing will be granted or maintained.

Denominations / Multiple:	$1,000 / $1,000
Delivery:	DTC
Ratings**:	Moody’s: Baa1 (stable); S&P: BBB+ (stable); Fitch: BBB+ (stable)
Joint Book-Running Managers:	BofA Securities, Inc. Citigroup Global Markets Inc. RBC Capital Markets, LLC SMBC Nikko Securities America, Inc.

*It is expected that delivery of the Notes will be made against payment therefore on or about May 20, 2022, which is the third business day following the date hereof (such settlement cycle being referred to as “T+3”). Under Rule 15c6-1 under the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in two business days unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes on the date of pricing will be required, by virtue of the fact that the Notes initially will settle in T+3, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the Notes who wish to trade the Notes on the date of pricing should consult their own advisors.

**Note:  A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

The Issuer and the Guarantor have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuer and the Guarantor have filed with the SEC for more complete information about the Issuer, the Guarantor and this offering. Certain restrictions relating to the offering that are set forth in the prospectus apply to this document.

You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling BofA Securities, Inc. at + 1-800-294-1322, Citigroup Global Markets Inc. at + 1 800-831-9146, RBC Capital Markets, LLC at + 1-866-375-6829 or SMBC Nikko Securities America, Inc. at + 1-888-868-6856.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded.  Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

Schedule 3

Issuer Free Writing Prospectuses

None.

Schedule 4

Electronic Roadshow

Net Roadshow dated May 17, 2022.

Appendix A

Each Underwriter, severally and not jointly, hereby represents and warrants to, and agrees with the Issuer and the Guarantor that:

(a)
it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes which are the subject of the offering contemplated by the prospectus to any retail investor in the European Economic Area. For the purposes of this provision:

(i)	the expression “retail investor” means a person who is one (or more) of the following:

(1)	a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”) or

(2)
a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(3)	not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and

(ii)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes;

(b)	it has not offered, sold or otherwise made available and will not offer, sell or otherwise make available any Notes to any retail investor in the United Kingdom. For the purposes of this provision:

(i)	the expression “retail investor” means a person who is one (or more) of the following:

(1)	a retail client as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or

(2)
a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97 (as amended), where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or

(3)	not a qualified investor as defined in Article 2 of the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA; and

(c)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe for the Notes;

(d)
it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any Notes in circumstances in which Section 21(1) of the FSMA does not apply to the Issuer; and

(e)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to any Notes in, from or otherwise involving the United Kingdom.

Exhibit A

[Opinion of RELX PLC’s Counsel]

Exhibit B

[Opinion and negative assurance letter of U.S. Counsel]